AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON                  , 1997
                                                     REGISTRATION NOS. 333-
                                                                       333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                        NATIONAL COMMERCE BANCORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                   TENNESSEE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      6712
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   62-0784645
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                       NATIONAL COMMERCE CAPITAL TRUST I
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      6719
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   62-6319850
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                              ONE COMMERCE SQUARE
                            MEMPHIS, TENNESSEE 38150
                                 (901) 523-3242
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
     INCLUDING AREA CODE, OF EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 CHARLES NEALE
                       VICE PRESIDENT AND GENERAL COUNSEL
                        NATIONAL COMMERCE BANCORPORATION
                              ONE COMMERCE SQUARE
                            MEMPHIS, TENNESSEE 38150
                                 (901) 523-3242
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ------------------
                                   Copies to:
                              STEVEN KAPLAN, ESQ.
                                ARNOLD & PORTER
                            555 TWELFTH STREET, N.W.
                             WASHINGTON, D.C. 20004

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of the Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                                     PROPOSED      PROPOSED
                                                                                     MAXIMUM       MAXIMUM
                                                                        AMOUNT       OFFERING     AGGREGATE     AMOUNT OF
TITLE OF EACH CLASS OF                                                  TO BE       PRICE PER      OFFERING    REGISTRATION
SECURITIES TO BE REGISTERED                                           REGISTERED       UNIT        PRICE(1)        FEE
---------------------------------------------------------------------------------------------------------------------------
Capital Securities of National Commerce Capital Trust I............   $50,000,000      100%      $50,000,000     $15,152
---------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Debentures of National Commerce
  Bancorporation(2)................................................        --           --            --            --
---------------------------------------------------------------------------------------------------------------------------
National Commerce Bancorporation Guarantee with respect to Capital
  Securities(3)....................................................        --           --            --            --
---------------------------------------------------------------------------------------------------------------------------
Total(4)...........................................................  $50,000,000(5)     100%    $50,000,000(5)   $15,152
===========================================================================================================================

(1) Estimated pursuant to Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the registration fee.

(2) The Junior Subordinated Debentures were originally purchased by National Commerce Capital Trust I with the proceeds of the sale of the Capital Securities by National Commerce Capital Trust I. No separate consideration will be received for the Floating Rate Junior Subordinated Debentures distributed upon any liquidation of National Commerce Capital Trust I.

(3) No separate consideration will be received for the National Commerce Bancorporation Guarantee.

(4) This Registration Statement is deemed to cover: the Junior Subordinated Debentures; the rights of holders of the Junior Subordinated Debentures under the Indenture; the rights of holders of the Capital Securities under the Declaration of Trust; the rights of holders of the Capital Securities under the Guarantee; and certain backup undertakings as described herein.

(5) Such amount represents the initial public offering price of the Capital Securities to be exchanged hereunder and the principal amount of the Junior Subordinated Debentures that may be distributed to holders of the Capital Securities upon any liquidation of National Commerce Capital Trust I.
                               ------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION: DATED JUNE 13, 1997

PROSPECTUS
NATIONAL COMMERCE CAPITAL TRUST I

OFFER TO EXCHANGE FLOATING RATE CAPITAL TRUST PASS-THROUGH SECURITIES(SM) (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OUTSTANDING
FLOATING RATE CAPITAL TRUST PASS-THROUGH SECURITIES(SM)
(LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
NATIONAL COMMERCE BANCORPORATION

    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK
CITY TIME, ON          , 1997, UNLESS EXTENDED.

    National Commerce Capital Trust I (the "Trust"), a statutory business trust created under the laws of the State of Delaware, together with National Commerce Bancorporation, a Tennessee corporation (the "Company"), as sponsor of the Trust, hereby offers upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $50,000,000 aggregate liquidation amount of its Floating Rate Capital Trust Pass-through Securities which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding Floating Rate Capital Trust Pass-through Securities, of which $50,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, the Company is also exchanging (i) the Old Guarantee for the Guarantee and (ii) $50,000,000 aggregate principal amount of the Old Subordinated Debt Securities for $50,000,000 aggregate principal amount of the New Subordinated Debt Securities. The Guarantee and the Subordinated Debt Securities have also been registered under the Securities Act. See "Certain Defined Terms," "Prospectus Summary," "Description of the New Capital Securities," "Description of the Subordinated Debt Securities" and "Description of the Guarantee."

    The terms of the New Capital Securities are identical in all material respects to the respective terms of the Old Capital Securities, except that (i) the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities, (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the New Subordinated Debt Securities will not provide for any increase in the interest rate thereon. See "Description of the New Capital Securities" and "Description of the Subordinated Debt Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement.

                                                        (continued on next page)

    SEE "CERTAIN DEFINED TERMS" ON PAGE 4 FOR A GLOSSARY OF CERTAIN CAPITALIZED TERMS USED IN THIS PROSPECTUS WITHOUT DEFINITION.

    SEE "RISK FACTORS" BEGINNING ON PAGE 15 OF THIS PROSPECTUS FOR CERTAIN INFORMATION RELEVANT TO HOLDERS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

    THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The New Capital Securities will be issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 Capital Securities). Any transfer, sale or other disposition of Capital Securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

The date of this Prospectus is           , 1997.
                                                                            LOGO

(cover page continued)

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Company and the Trust believe that the New Capital Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company or the Trust as defined under Rule 405 of the Securities Act), provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Capital Securities in exchange for New Capital Securities, each holder, other than a broker-dealer, will represent to the Company and the Trust that: (i) it is not an affiliate of the Company or the Trust (as defined under Rule 405 of the Securities Act); (ii) any New Capital Securities to be received by it were acquired in the course of its ordinary business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of the New Capital Securities and has no arrangement or understanding to participate in a distribution of the New Capital Securities. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "The Exchange Offer--Resales of New Capital Securities."

     Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business one year after such date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     In that regard, each Participating Broker-Dealer (as defined herein) who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the Guarantee or the New Subordinated Debt Securities, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the Guarantee or the New Subordinated Debt Securities, as applicable) may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly there can be no assurance as to the development or liquidity of any market for the New Capital Securities. Neither the Company nor the Trust currently intends to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

(cover page continued)

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. Following consummation of the Exchange Offer, the holder of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors-- Consequences of a Failure to Exchange Old Capital Securities."

     The New Capital Securities offered hereby represent undivided beneficial interests in the assets of the Trust. The Company has acquired all the Common Securities. The Trust exists for the sole purpose of issuing the Trust Securities, investing the proceeds thereof in the Subordinated Debt Securities of the Company, effecting the Exchange Offer, and certain other limited activities described herein.

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on        , 1997 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registrations Rights Agreement. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date of the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid on such Old Capital Securities, from March 27, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Payment Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Payment Date or, if no such Distributions have been paid or duly provided for, from and after March 27, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old
Capital Securities as of        , 1997.

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer.

(cover page continued)

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. Any reports and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and in New York, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the Commission. In addition, such reports, proxy statements and other information can be inspected at NASDAQ, 1735 K Street, N.W., Washington, D.C. 20006, on whose National Market System certain Securities of the Company are traded.

     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust has no independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Subordinated Debt Securities, issuing the Trust Securities, effecting the Exchange Offer and engaging in activities necessary or incidental thereto. All of the Common Securities of the Trust are owned by the Company and the Company's obligations described herein under the Indenture, the Declaration (including its obligations to pay costs, expenses, debts and other obligations of the Trust, other than with respect to the Trust Securities), the Subordinated Debt Securities and the Guarantee, taken together, constitute a full and unconditional guarantee on a subordinated basis by the Company of amounts due on the Capital Securities. See "The Trust," "Description of the New Capital Securities," "Description of the Subordinated Debt Securities" and "Description of the Guarantee." In addition, the Company does not expect that the Trust will file reports under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all exhibits thereto, the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement for further information with respect to the Company and the New Capital Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     This Prospectus may contain or incorporate by reference statements which may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in the Company's portfolio of outstanding loans, and competition in the Company's markets. Neither the Company nor the Trust undertakes any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are incorporated by reference in this Prospectus: the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of securities hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus. As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AT ONE COMMERCE SQUARE, MEMPHIS, TENNESSEE 38150 (TELEPHONE NUMBER
(901) 523-3732), ATTENTION: LON MAGNESS. IN ORDER TO ENSURE TIMELY DELIVERY OF
THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY        , 1997, FIVE BUSINESS DAYS
PRIOR TO THE EXPIRATION DATE.

                               TABLE OF CONTENTS

Available Information.......................     2
Incorporation of Certain Documents
  by Reference..............................     3
Certain Defined Terms.......................     4
Summary.....................................     5
Risk Factors................................    15
National Commerce Bancorporation............    20
Selected Consolidated Financial Data........    22
Accounting Treatment........................    23
Ratio of Earnings to Fixed Charges..........    23
The Trust...................................    24
The Exchange Offer..........................    25
Description of the New Capital Securities...    33
Description of the Guarantee................    46
Description of the Subordinated Debt
  Securities................................    48
Effect of Obligations Under the Subordinated
  Debt Securities and the Guarantee.........    59
United States Federal Income Taxation.......    60
Plan of Distribution........................    65
Benefit Plan Considerations.................    65
Legal Matters...............................    67
Experts.....................................    67

                             CERTAIN DEFINED TERMS

     As used in this Prospectus, the following terms have the meanings indicated:

     "Capital Securities" means the New Capital Securities and the Old Capital Securities of the Trust.

     "Common Securities" means the common securities of the Trust representing undivided beneficial interests in the assets of the Trust.

     "Declaration" means the Amended and Restated Declaration of Trust, dated as of March 27, 1997, among the Company, the Trust, The Bank of New York, as institutional trustee, The Bank of New York (Delaware), as Delaware trustee, and the three Administrators named therein, pursuant to which Capital Securities were, and will be, issued.

     "Distribution Payment Date" means the 1st day of January, April, July and October in each year.

     "Guarantee" means the Guarantee Agreement, from the Company in favor of The Bank of New York, as Guarantee Trustee for the benefit of the holders of Capital Securities, to be issued in exchange for the Old Guarantee.

     "Indenture" means the Indenture, dated as of March 27, 1997, between the Company and The Bank of New York, as Indenture Trustee for the benefit of the holders of the Subordinated Debt Securities and any indenture supplemental thereto pursuant to which the Subordinated Debt Securities are to be issued.

     "Interest Payment Date" means the 1st day of January, April, July and October in each year.

     "New Capital Securities" means the $50,000,000 aggregate liquidation amount of Floating Rate Capital Trust Pass-through Securities to be issued by the Trust in exchange for Old Capital Securities.

     "New Subordinated Debt Securities" means the $50,000,000 aggregate principal amount of Floating Rate Junior Subordinated Debentures due 2027 to be issued by the Company to the Trust in exchange for $50,000,000 aggregate principal amount of Old Subordinated Debt Securities.

     "Old Capital Securities" means the $50,000,000 aggregate liquidation amount of Floating Rate Capital Trust Pass-through Securities issued by the Trust on March 27, 1997 and having a variable per annum Distribution rate of LIBOR plus 0.98%.

     "Old Guarantee" means the Guarantee Agreement, dated as of March 27, 1997, from the Company in favor of The Bank of New York, as Guarantee Trustee for the benefit of the holders of Old Capital Securities.

     "Old Subordinated Debt Securities" means the $51,547,000 aggregate principal amount of Floating Rate Subordinated Debt Securities issued by the Company to the Trust on March 27, 1997, and having a variable per annum interest rate of LIBOR plus 0.98%.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 27, 1997, among the Trust, the Company, and Salomon Brothers Inc, as Representative for Keefe, Bruyette & Woods, Inc. and Salomon Brothers Inc as Initial Purchasers (the "Initial Purchasers").

     "Subordinated Debt Securities" means the New Subordinated Debt Securities and the Old Subordinated Debt Securities.

     "Trust Securities" means the Common Securities and the Capital Securities.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere or incorporated by reference herein. Holders of Old Capital Securities should consider carefully the factors set forth herein under "Risk Factors." As used in this Prospectus, the "Company" includes National Commerce Bancorporation and its respective predecessors and subsidiaries, except as the context otherwise may require.

                       NATIONAL COMMERCE CAPITAL TRUST I

     The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust dated as of March 14, 1997 (the "Initial Declaration"), and (ii) the filing of a certificate of trust with the Delaware Secretary of State on March 14, 1997. The Trust's business and affairs are conducted by its trustees: initially, The Bank of New York, as Institutional Trustee (as defined herein), and The Bank of New York (Delaware), as Delaware Trustee (as defined herein). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities, (ii) investing the gross proceeds from the sale of the Common Securities and the Capital Securities to acquire the Old Subordinated Debt Securities, (iii) effecting the Exchange Offer, including exchanging up to $50,000,000 aggregate principal amount of the Old Subordinated Debt Securities for up to $50,000,000 aggregate principal amount of the New Subordinated Debt Securities in the Exchange Offer and (iv) engaging in only those other activities necessary or incidental thereto. Accordingly, the Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities are owned by the Company. The principal place of business of the Trust is c/o National Commerce Bancorporation, One Commerce Square, Memphis, Tennessee 38150 (telephone number (901) 523-3242).

                        NATIONAL COMMERCE BANCORPORATION

     National Commerce Bancorporation is a registered bank holding company and owns National Bank of Commerce, Nashville Bank of Commerce, NBC Bank, FSB (Knoxville) and NBC Bank, FSB (Belzoni). At present, the Company provides its financial institutions with financial advice and counsel and performs the record-keeping functions necessary to comply with accounting and regulatory requirements. The National Bank of Commerce's wholly-owned computer and broker-dealer subsidiaries, Commerce General Corporation and NBC Capital Markets Group, Inc., provide data processing and broker-dealer services, respectively. The Nashville Bank of Commerce's wholly-owned subsidiary, National Commerce Bank Services, Inc. ("NCBS"), provides in-store banking services. The Company also owns Commerce Capital Management, Inc. and Brooks, Montague & Associates, Inc., which provide investment advisory services, and Commerce Finance Company, a consumer finance subsidiary. In 1996, the Company completed the acquisition of TransPlatinum Service Corp., which provides electronic payment systems and data processing services to the transportation industry.

     As of March 31, 1997, the Company had total consolidated assets of approximately $4.4 billion, total consolidated deposits of approximately $3.0 billion and total consolidated shareholders' equity of approximately $322 million. Consolidated net income for the year ending December 31, 1996 was approximately $57.5 million and for the quarter ending March 31, 1997 was approximately $15.1 million.

     Largely through its efforts in supermarket banking, the Company has grown from $1.2 billion in consolidated assets in 1985 to approximately $4.4 billion in consolidated assets at March 31, 1997. As of March 31, 1997, the Company operated 109 banking locations throughout Tennessee, Virginia, North Carolina, Georgia and Mississippi. These locations included 17 traditional branches and 92 full service branches inside supermarkets and Wal-Mart Supercenters. The Company believes that the establishment and operation of bank branches in supermarkets increases the number of customers to which it has access, and reduces its occupancy, personnel and other expenses. The Company believes that NCBS enables it to utilize its knowledge of supermarket banking to generate additional fee income.

     Through NCBS, the Company has assisted over 200 financial institution clients establish over 600 in-store branches across the United States. NCBS, the nation's leading provider of in-store banking programs, provides a full range of consulting services including design and construction of the in-store branch, hiring and staffing guidelines, retail sales training, marketing and promotional support, and goal-setting and performance measurement systems. NCBS has a fee based structure with fees paid both up front and multi-year consulting and training services once the branch is in operation.

     The Company is a legal entity separate and distinct from National Bank of Commerce and the Company's other banking subsidiaries (collectively, the "Banking Subsidiaries") and affiliates. Because the Company is a bank holding company, its rights and the rights of its creditors and shareholders, including the holders of its Subordinated Debt Securities and the Guarantee, to participate in the assets of any subsidiary upon its liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors except to the extent that the Company may itself be a creditor having recognized claims against such subsidiary, in which case it will share in such subsidiary's assets along with other creditors.

     There are various legal and regulatory limitations on the extent to which the Company's Banking Subsidiaries may extend credit, pay dividends or otherwise supply funds to the Company. The approval of the Office of The Comptroller of the Currency is required if total dividends declared by a national bank in any calendar year should exceed net profits for that year combined with its retained net profits for the preceding two years. Moreover, banks may not pay dividends in excess of their undivided profits. In determining whether and to what extent to pay dividends, each Banking Subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage requirements as well as policy statements of the federal regulatory agencies to the effect that, generally, banking organizations should pay dividends out of current operating earnings. The Company's other Banking Subsidiaries, including its state chartered bank and its federally chartered savings banks, are subject to similar restrictions under their respective state and federal laws. While the specific standards vary, the Company's Banking Subsidiaries are generally permitted to pay dividends only from net profits, and then, only after first deducting losses and credit write-offs. All of the applicable statutes prohibit the payment of dividends if such a payment would impair capital. In addition there are numerous governmental requirements and regulations which affect the activities of the Company and its bank and non-bank subsidiaries. See the discussion in Part 1,
Item 1 of the Company's Form 10-K for the year ended December 31, 1996 under the caption "Supervision and Regulation."

     The principal executive offices of the Company are located at One Commerce Square, Memphis, Tennessee 38150 (telephone number (901) 523-3242).

                               THE EXCHANGE OFFER

The Exchange Offer.........   Up to $50,000,000 aggregate liquidation amount of
                              New Capital Securities are being offered in exchange for a like aggregate liquidation amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a liquidation amount of $100,000 (100 Capital
                              Securities) or any integral multiple of $1,000 in excess thereof. The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights
                              Agreement relating to the Old Capital Securities.
                              For a description of the procedures for tendering
                              Old Capital Securities, see "The Exchange
                              Offer--Procedures for Tendering Old Capital
                              Securities."

Expiration Date............   5:00 p.m., New York City time, on             ,
                              1997 (such time on such date being hereinafter called the "Expiration Date") unless the Exchange
                              Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange
                              Offer is extended). See "The Exchange Offer--
                              Expiration Date; Extensions; Amendments."

Conditions to the Exchange
Offer......................   The Exchange Offer is subject to certain
                              conditions, which may be waived by the Company and the Trust in their sole discretion. The Exchange
                              Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. See "The Exchange Offer--Conditions to the Exchange Offer." The Company and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied,
                              (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital
                              Securities tendered pursuant to the Exchange
                              Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange
                              Offer--Expiration Date; Extensions; Amendments."

Withdrawal Rights..........   Tenders of Old Capital Securities may be withdrawn
                              at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent (as defined herein) in conformity with certain procedures set forth below under "The Exchange Offer-- Withdrawal Rights."

Procedures for Tendering
Old Capital Securities.....   Tendering holders of Old Capital Securities must
                              complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities.
                              Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old
                              Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital
                              Securities pursuant to the Exchange Offer. See
                              "The Exchange Offer-- Procedures for Tendering Old
                              Capital Securities." Letters of Transmittal and certificates representing Old Capital Securities should not be sent to the Company or the Trust.
                              Such documents should only be sent to the Exchange
                              Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer--Exchange
                              Agent."

Resales of New Capital
Securities.................   Based on interpretations by the staff of the
                              Commission as set forth in no-action letters issued to third parties, the Company and the Trust believe that holders of Old Capital Securities
                              (other than any holder that is an "affiliate" of the Company or the Trust as defined under Rule 405 of the Securities Act) who exchange their Old
                              Capital Securities for New Capital Securities pursuant to the Exchange Offer may offer such New
                              Capital Securities for resale, resell such New
                              Capital Securities and otherwise transfer such New
                              Capital Securities
                              without compliance with the registration and prospectus delivery provisions of the Securities
                              Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities.
                              However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange
                              Offer. However, any holder of Old Capital
                              Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital
                              Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital
                              Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital
                              Securities.

                              Each holder of Old Capital Securities (other than certain specified holders) who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, and (iii) it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities and has no arrangement or understanding to participate in a distribution of New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer--Resales of New Capital Securities," the Company and the Trust have agreed to allow the Participating Broker-Dealers to use this Prospectus in connection with resales of such New Capital Securities for a period of one year after the Expiration Date, exclusive of any period when a stop order is in effect. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

Exchange Agent.............   The exchange agent with respect to the Exchange
                              Offer is The Bank of New York (the "Exchange
                              Agent"). The addresses, and telephone and facsimile numbers of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

United States Federal
Income Taxation, ERISA
Considerations.............   Holders of Old Capital Securities should review
                              the information set forth under "United States
                              Federal Income Taxation" and "Benefit Plan
                              Considerations" prior to tendering Old Capital
                              Securities in the Exchange Offer.

                           THE NEW CAPITAL SECURITIES

Securities Offered.........   Up to $50,000,000 aggregate liquidation amount of
                              the Trust's Floating Rate Capital Trust
                              Pass-through Securities which have been registered under the Securities Act (liquidation amount
                              $1,000 per Capital Security). The New Capital
                              Securities will be issued, and the Old Capital
                              Securities were issued, under the Declaration. The
                              New Capital Securities and any Old Capital
                              Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Capital
                              Securities--General." The terms of the New Capital
                              Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old

                              Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "Description of New Capital Securities."

Distributions..............   Holders of the New Capital Securities are entitled
                              to receive cumulative cash distributions at a variable annual rate equal to LIBOR plus 0.98% on the liquidation amount of $1,000 per Capital
                              Security, accruing from the original date of issuance of the Old Capital Securities, and (subject to the possible extension of distribution payment periods described below) will be payable quarterly, in arrears, on the first day of January, April, July and October of each year, commencing July 1, 1997. See "Description of the
                              New Capital Securities--Distributions."

Option to Extend Interest
Payment Period.............   The Company has the right, at any time, subject to
                              certain conditions, to defer payments of interest on the Subordinated Debt Securities, for Extension
                              Periods, each not exceeding 20 consecutive quarterly periods; provided that no Extension
                              Period may extend beyond the maturity date of the Subordinated Debt Securities. As a consequence of the Company's extension of the interest payment period on the Subordinated Debt Securities, distributions on the Capital Securities would be deferred but interest would continue to accrue during any such Extension Period to the extent permitted by law. In the event the Company exercises its right to extend an interest payment period, then during any Extension Period, subject to certain exceptions, (i) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock or make any guarantee payments (other than payments on the Guarantee and the Common Securities Guarantee (as defined herein)) with respect to the foregoing and
                              (ii) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debt
                              Securities. Upon the termination of any Extension
                              Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to certain requirements. See "Description of the Subordinated Debt Securities--Option to Extend Interest Payment Period." Should an
                              Extension Period occur with respect to the Capital
                              Securities, holders of the Capital Securities will continue to recognize interest income at a variable annual rate equal to LIBOR plus 0.98%, compounded quarterly, for United States federal income tax purposes notwithstanding the deferred receipt of payments which accrue during the Extension Period. As a result, such holders will be required to include such amounts in gross income for United States federal income tax purposes in advance of the receipt of cash, and such holders will not receive the cash from the Trust related to such income if such holders dispose of the Capital Securities prior to the record date for payment of distributions. See
                              "United States Federal Income Taxation--US
                              Holders--Original Issue Discount."

Liquidation................   The Company, as the holder of all of the Common
                              Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event, a Capital
                              Treatment Event or an Investment Company Event), subject to certain conditions (including the receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve), with the result that, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), the Company must cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the respective liquidation amounts thereof, in liquidation of the Trust. In addition, the Trust will be dissolved and liquidated under certain other circumstances. See "Description of the New
                              Capital Securities--Liquidation Distribution Upon
                              Dissolution."

Liquidation Amount.........   In the event of the voluntary or involuntary
                              liquidation, dissolution, winding-up or
                              termination of the Trust, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company) holders of the Capital Securities will be entitled to receive
                              $1,000 per Capital Security plus an amount equal to accrued and unpaid distributions thereon to the date of payment, unless the Subordinated Debt
                              Securities are distributed to holders of the Trust
                              Securities in exchange therefor. If such liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holders of the Common
                              Securities will be entitled to receive
                              distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Declaration Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.
                              See "Description of the New Capital
                              Securities--Liquidation Distribution Upon
                              Dissolution."

Maturity...................   Upon the repayment of the Subordinated Debt
                              Securities, whether at maturity or upon early redemption as provided in the Indenture, the proceeds from such repayment will be applied by the Institutional Trustee to redeem a like amount of the Trust Securities, upon the terms and conditions described herein. See "Description of the New Capital Securities--Redemption."

Optional Redemption........   The Company has the right to redeem the
                              Subordinated Debt Securities, in whole or in part, at any time or from time to time, on or after April 1, 2007, at par, together with accrued and unpaid interest to the date of redemption, subject to the Company having received prior approval from the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of the
                              Subordinated Debt Securities--Redemption." Upon the redemption of the Subordinated Debt
                              Securities, the proceeds of such redemption will be applied by the Institutional Trustee to redeem a like amount of the Trust Securities on a pro rata basis at the applicable Redemption Price, upon the terms and conditions described herein.
                              See "Description of the New Capital
                              Securities--Redemption."

Tax Event, Capital
Treatment Event and
Investment Company Event
Redemption.................   If at any time a Tax Event, a Capital Treatment
                              Event or an Investment Company Event should occur and be continuing, the Company may, within 90 days of the occurrence of such Tax Event, Capital
                              Treatment Event or Investment Company Event, redeem the Subordinated Debt Securities in whole or in part in certain limited circumstances described herein at a redemption price equal to par plus accrued and unpaid interest to the redemption date, subject to the Company having received prior approval from the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.
                              Upon the redemption of the Subordinated Debt
                              Securities, the proceeds of such redemption will be applied by the Institutional Trustee to redeem a like amount of the Trust Securities on a pro rata basis, upon the terms and conditions described herein. See "Description of the New
                              Capital Securities--Redemption."

The Guarantee..............   The payment of distributions out of moneys held by
                              the Trust, payments on liquidation of the Trust and payment upon the redemption of the Capital
                              Securities are guaranteed by the Company as described herein under "Description of the Guarantee." The Guarantee covers payments of distributions and other payments on the Capital
                              Securities only if and to the extent that the Trust has funds available therefor, which funds will not be available except to the extent the Company has made payments of interest or principal or other payments on the Subordinated Debt
                              Securities. The Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Declaration and the Indenture (including its obligations to pay costs, expenses, debts and other liabilities of the Trust (other than with respect to the Trust
                              Securities)), provides a full and unconditional guarantee on a subordinated basis by the Company of amounts due on the Capital Securities. The
                              Company has also agreed separately to guarantee the obligations of the Trust with respect to the Common Securities as described herein under "Description of the Guarantee--General."

Ranking....................   The Common Securities rank pari passu with, and
                              payments thereon will be made pro rata with, the Capital Securities, except that upon the occurrence and continuation of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital
                              Securities. See "Description of the New Capital
                              Securities--General." The Subordinated Debt
                              Securities are unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Company. See
                              "Description of the Subordinated Debt Securities."
                              The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee to all Senior Indebtedness of the Company. The Company's obligations under the Guarantee and the Subordinated Debt Securities are also effectively subordinate to claims of creditors of the Company's subsidiaries. See
                              "Description of the Guarantee."

Voting Rights..............   Holders of the Capital Securities have limited
                              voting rights relating generally to the
                              modification of the Capital Securities and the Guarantee and the exercise of the Trust's rights as the holder of the Subordinated Debt Securities.
                              Holders of the Capital Securities are not entitled to appoint, remove or replace the Institutional
                              Trustee or the Delaware Trustee except upon the occurrence of an Indenture Event of Default (as defined herein) described herein. See "Description of the New Capital Securities--Voting Rights" and
                              "--Removal of the Issuer Trustees; Appointment of
                              Successors."

Rating.....................   The New Capital Securities are expected to be
                              rated "BBB-" by Standard & Poor's Ratings Services
                              ("S&P") and "baa1" by Moody's Investors Service,
                              Inc. ("Moody's"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Transfer Restrictions......   The Old Capital Securities were, and the New
                              Capital Securities will be, issued and may be transferred only in blocks having a liquidation amount of not less than $100,000 (100 Old Capital
                              Securities or New Capital Securities, as the case may be). Any such transfer of the Old Capital
                              Securities or the New Capital Securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. See "Description of the New Capital Securities -- Restrictions on
                              Transfer."

Subordinated Debt
Securities.................   The Trust invested the proceeds from the issuance
                              of the Old Capital Securities and Common
                              Securities in an equivalent amount of Old
                              Subordinated Debt Securities of the Company, up to $50,000,000 aggregate principal amount of which will be exchanged for New Subordinated Debt
                              Securities. The Subordinated Debt Securities mature on April 1, 2027. The Subordinated Debt
                              Securities rank subordinate and junior in right of payment to all Senior Indebtedness of the Company.
                              In addition, the Company's obligations under the Subordinated Debt Securities are effectively subordinated to all existing and future liabilities and obligations of its subsidiaries.
                              See "Risk Factors--Ranking of Subordinate
                              Obligations Under the Guarantee and the
                              Subordinated Debt Securities", "Risk
                              Factors--Status of Company as Holding Company" and
                              "Description of the Subordinated Debt Securities--
                              Subordination."

Benefit Plan
Considerations.............   Prospective purchasers must carefully consider the
                              restrictions on purchase set forth under "Benefit
                              Plan Considerations."

Form of Capital
Securities.................   The Old Capital Securities initially sold to
                              "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in reliance on Rule 144A under the Securities Act are represented by a global certificate or certificates registered in the name of Cede & Co., as nominee for DTC. The
                              Old Capital Securities initially sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the
                              Securities Act) were issued only in fully registered, certificated form. Beneficial interests in the New Capital Securities represented by a global certificate or certificates will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in DTC. Except in the limited circumstances described herein, the New Capital
                              Securities in certificated form will not be issued in exchange for the global certificate or certificates. See "Description of the New Capital
                              Securities--Book-Entry Only Issuance--The
                              Depository Trust Company."

Trading Price..............   The New Capital Securities are expected to trade
                              in the secondary market at a price per New Capital
                              Security plus accrued and unpaid distributions, if any, to the date of settlement.

     For additional information with respect to the New Capital Securities, see "Description of the New Capital Securities," "Description of the Subordinated Debt Securities," "Description of the Guarantee" and "United States Federal Income Taxation."

                                  RISK FACTORS

     Prospective investors should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

     Prior to deciding whether to participate in the Exchange Offer, holders of Old Capital Securities should carefully review the information contained elsewhere, or incorporated by reference, in this Prospectus and should particularly consider the following matters:

ABSENCE OF PUBLIC TRADING MARKET

     The Old Capital Securities were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a liquidation amount of not less than $100,000 (100 Capital Securities). The Company and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market for the New Capital Securities develops, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED DEBT SECURITIES

     The obligations of the Company under the Guarantee and the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. No payment of principal of (including redemption payments, if any) or interest on the Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. As of March 31, 1997, the Company had $0 of Senior Indebtedness. There are no terms in the Capital Securities, the Subordinated Debt Securities or the Guarantee that limit the ability of the Company or its subsidiaries to incur additional indebtedness, liabilities and obligations, including such indebtedness that ranks senior to the Subordinated Debt Securities and the Guarantee. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Subordinated Debt Securities."

     Because the Company is a bank holding company, the Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. There are also various legal limitations on the extent to which the Company's Banking Subsidiaries may extend credit, pay dividends or otherwise supply funds to the Company or various of its affiliates.

GUARANTEE COVERS DISTRIBUTIONS AND OTHER PAYMENTS ONLY TO THE EXTENT THE TRUST HAS AVAILABLE FUNDS; RELATED REMEDIES

     The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), under which The Bank of New York will act as trustee (the "Guarantee Trustee"). The Guarantee will be qualified under the Trust Indenture Act upon the effectiveness of the Registration Statement. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

     The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accrued and unpaid distributions required to be paid on the Capital Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions to the date of redemption, with respect to the Capital Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of the Subordinated Debt Securities to the holders of the Capital Securities in exchange therefor), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Capital Securities to the date of the payment, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities in liquidation of the Trust. The Guarantee is subordinated as described under "--Ranking of Subordinate Obligations Under the Guarantee and the Subordinated Debt Securities." The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. A holder of record of the Capital Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights without first instituting any legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Subordinated Debt Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, each holder of the Capital Securities would rely on the enforcement (i) by the Institutional Trustee of its rights as registered holder of the Subordinated Debt Securities against the Company pursuant to the terms of the Subordinated Debt Securities or (ii) by such holder of the Capital Securities of its right against the Company to enforce payments of principal and interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of Capital Securities of such holder. See "Description of the New Capital Securities," "Description of the Guarantee" and "Description of the Subordinated Debt Securities." The Declaration provides that each holder of the Capital Securities, by acceptance thereof, agrees to the provisions of the Guarantee and the Indenture, including the subordination provisions thereof.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE CAPITAL SECURITIES

     If a Declaration Event of Default with respect to the Trust occurs and is continuing, then the holders of the Capital Securities would, except as provided below, rely on the enforcement by the Institutional Trustee of its rights as holder of the Subordinated Debt Securities against the Company. The holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee with respect to the Capital Securities or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of the Capital Securities have so directed the Institutional Trustee, a holder of record of the Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the rights of the Institutional Trustee under the Subordinated Debt Securities, without first instituting any legal proceeding against such Institutional Trustee or any other person.

     Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the respective dates such interest or principal is payable, after giving effect to any Extension Period (or in the case of redemption, on the redemption date), then a holder of record of the Capital Securities may institute directly against the Company a proceeding for enforcement of payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of or interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of the Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of the Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities. See "Description of the New Capital Securities--Declaration Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD FOR UP TO FIVE YEARS AND CONSEQUENT DEFERRAL OF DISTRIBUTIONS ON THE CAPITAL SECURITIES

     The Company has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period, at any time and from time to time, subject to certain conditions, for Extension Periods, each not exceeding 20 consecutive quarterly periods, provided that no Extension Period may extend beyond the stated maturity of the Subordinated Debt Securities. During each such Extension Period, quarterly distributions on the Capital Securities would also be deferred (but would continue to accrue at a variable annual rate equal to LIBOR plus 0.98%, despite such deferral, with interest thereon compounded quarterly to the fullest extent permitted by law) by the Trust. In the event that the Company exercises this right to defer interest payments on the Subordinated Debt Securities, and such deferral is continuing, or if there shall have occurred and be continuing any Indenture Event of Default or if the Company shall be in default with respect to the payment of its obligations under the Guarantee, (a) the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans,
(ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of capital stock of the Company or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) in respect of the foregoing and
(b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that each such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth herein. See "Description of the New Capital Securities" and "Description of the Subordinated Debt Securities."

     During each Extension Period, if any, each holder of the Capital Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed. In such event, each holder of the Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash, and will not receive cash related to such income from the Trust if such holder disposes of its Capital Securities prior to the record date for payment of such deferred interest. See "United States Federal Income Taxation--US Holders--Original Issue Discount."

     The Company has no current intention of exercising its right to defer payments of interest on the Subordinated Debt Securities. However, should the Company determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent undivided beneficial interests in the Subordinated Debt Securities) may be more volatile than the market price of other similar securities where the issuer does not have such right to defer interest payments.

PROPOSED TAX LAW CHANGES

     On February 6, 1997, President Clinton released his budget proposals for fiscal year 1998. One of the proposals therein (the "President's Proposal") would generally deny corporate issuers a deduction for interest on certain debt obligations that have a maximum term in excess of 15 years and are not shown as indebtedness on the separate balance sheet of the issuer, or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. As originally drafted, the President's Proposal would be effective generally for instruments issued on or after the date of first Congressional committee action. Although it is not clear from the President's Proposal what constitutes Congressional "committee action," it appears that, as drafted, the President's Proposal would not apply retroactively to the Subordinated Debt Securities. However, if the President's Proposal (or similar legislation) is enacted with retroactive effect with respect to the Subordinated Debt Securities, the Company would not be entitled to an interest deduction with respect to the Subordinated Debt Securities.

     On June 9, 1997, House Ways and Means Committee Chairman Bill Archer released his draft proposed Revenue Reconciliation Act of 1997 (the "Chairman's Proposal"). One of the proposals therein would generally deny corporate issuers a deduction for interest on certain debt obligations that are payable in stock of the issuer or a related party. The Chairman's Proposal does not contain a provision substantially similar to the President's Proposal concerning disallowance of interest deductions on long term debt obligations not treated as indebtedness on the issuer's balance sheet. Accordingly, the Chairman's Proposal would not effect the Subordinated Debt Securities.

     There can be no assurance that the President's Proposal will not be enacted, and that, if enacted, it will not apply retroactively to the Subordinated Debt Securities or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the New Capital Securities--Redemption."

REDEMPTION; DISTRIBUTION

     The Company, as the holder of all of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event, a Capital Treatment Event or an Investment Company Event) to dissolve the Trust, and, after satisfaction of liabilities to creditors of the Trust (to the extent not paid by the Company), cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the respective liquidation amounts thereof, in liquidation of the Trust. See "Description of the New Capital Securities--Liquidation Distribution Upon Dissolution." In certain circumstances described herein, the Company will have the right to redeem the Subordinated Debt Securities, in whole or in part, in which event the Trust will redeem the Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities redeemed by the Company on a pro rata basis. The exercise of such rights is subject to the Company having received prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of the New Capital Securities--Redemption" and "--Liquidation Distribution Upon Dissolution."

     Under current United States federal income tax law, a distribution of the Subordinated Debt Securities upon the dissolution of the Trust generally would not be a taxable event to holders of the Capital Securities. However, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--US Holders--Receipt of Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debt Securities that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debt Securities that a holder of the Capital Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price paid to purchase such Capital Securities. Because the ability of the Trust to pay amounts due on the Capital Securities is wholly dependent upon the Company's making payments on the Subordinated Debt Securities as and when required, and because holders of the Capital Securities may receive the Subordinated Debt Securities upon dissolution and liquidation of the Trust, prospective purchasers of the Capital Securities are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities contained herein and evaluate the credit risk of the Company. See "Description of the New Capital Securities" and "Description of the Subordinated Debt Securities."

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

     The Indenture does not contain any provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving the Company that may adversely affect such holders. See "Description of the Subordinated Debt Securities."

LIMITED VOTING RIGHTS

     Holders of the Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee, mergers and consolidations of the Trust and the exercise of the Trust's rights as the holder of the Subordinated Debt Securities. Holders of the Capital Securities will not be entitled to appoint, remove or replace the Institutional Trustee or the Delaware Trustee except upon the occurrence of an Indenture Event of Default described herein. The Institutional Trustee and the holders of a majority of the Common Securities may amend the Declaration without the consent of the holders of the Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust and will not be required to be registered as an investment company under the 1940 Act (as defined herein), even if such action adversely affects the interests of such holders. See "Description of the

New Capital Securities--Voting Rights" and "--Removal of the Issuer Trustees; Appointment of Successors."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

     To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

     The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of the New Capital Securities--General." If, under certain circumstances set forth in the Registration Rights Agreement, the Exchange Offer is not consummated on or prior to the 210th day following the date of original issuance of the Old Subordinated Debt Securities and the Old Capital Securities, interest will accrue (in addition to the stated interest thereon) from and including the next day following such 210-day period. Such additional interest (the "Special Payment") will be payable in cash quarterly in arrears on each Distribution Payment Date, at a rate per annum equal to 0.25% of the principal amount or liquidation amount, as applicable, of the Old Subordinated Debt Securities and the Old Capital Securities. The aggregate amount of Special Payment payable pursuant to the above provisions will in no event exceed 0.25% per annum of the principal amount or the liquidation amount, as applicable, of the Old Subordinated Debt Securities and the Old Capital Securities. Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any increase in the Distribution rate thereon. The New Capital Securities will not be entitled to any such increase in the interest rate thereon. See "The Exchange Offer--Purpose and Effect of the Exchange Offer."

EXCHANGE OFFER PROCEDURES

     Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. The Trust is under no duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                        NATIONAL COMMERCE BANCORPORATION

     National Commerce Bancorporation is a registered bank holding company and owns National Bank of Commerce, Nashville Bank of Commerce, NBC Bank, FSB (Knoxville) and NBC Bank, FSB (Belzoni). At present, the Company provides its financial institutions with financial advice and counsel and performs the record-keeping functions necessary to comply with accounting and regulatory requirements. The National Bank of Commerce's wholly-owned computer and broker-dealer subsidiaries, Commerce General Corporation and NBC Capital Markets Group, Inc., provide data processing and broker-dealer services, respectively. The Nashville Bank of Commerce's wholly-owned subsidiary, NCBS, provides in-store banking services. The Company also owns Commerce Capital Management, Inc. and Brooks, Montague & Associates, Inc., which provide investment advisory services, and Commerce Finance Company, a consumer finance subsidiary. In 1996, the Company completed the acquisition of TransPlatinum Service Corp., which provides electronic payment systems and data processing services to the transportation industry.

     As of March 31, 1997, the Company had total consolidated assets of approximately $4.4 billion, total consolidated deposits of approximately $3.0 billion and total consolidated shareholders' equity of approximately $322 million. Consolidated net income for the year ending December 31, 1996 was approximately $57.5 million and for the quarter ending March 31, 1997 was approximately $15.1 million.

     Largely through its efforts in supermarket banking, the Company has grown from $1.2 billion in consolidated assets in 1985 to approximately $4.4 billion in consolidated assets at March 31, 1997. As of March 31, 1997, the Company operated 109 banking locations throughout Tennessee, Virginia, North Carolina, Georgia and Mississippi. These locations included 17 traditional branches and 92 full service branches inside supermarkets and Wal-Mart Supercenters. The Company believes that the establishment and operation of bank branches in supermarkets increases the number of customers to which it has access, and reduces its occupancy, personnel and other expenses. The Company believes that NCBS enables it to utilize its knowledge of supermarket banking to generate additional fee income.

     Through NCBS, the Company has assisted over 200 financial institution clients establish over 600 in-store branches across the United States. NCBS, the nation's leading provider of in-store banking programs, provides a full range of consulting services including design and construction of the in-store branch, hiring and staffing guidelines, retail sales training, marketing and promotional support, and goal-setting and performance measurement systems. NCBS has a fee based structure with fees paid both up front and multi-year consulting and training services once the branch is in operation.

                        NATIONAL COMMERCE BANCORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data contained in the following table is qualified in its entirety by, and should be read in conjunction with, the Company's consolidated financial statements, including the notes thereto, and other detailed financial information included in the documents incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

                                   AT OR FOR THE THREE
                                  MONTHS ENDED MARCH 31,                   AT OR FOR THE YEAR ENDED DECEMBER 31,
                                 ------------------------    ------------------------------------------------------------------
    (DOLLARS IN THOUSANDS)          1997          1996          1996          1995          1994          1993          1992
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
INCOME STATEMENT DATA:
    Total interest income.....   $   79,337    $   67,250    $  286,567    $  246,465    $  195,120    $  162,690    $  160,317
    Total interest expense....       41,480        34,919       151,101       126,440        85,099        62,297        67,698
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
        Net interest
          income:.............       37,857        32,331       135,466       120,025       110,021       100,393        92,619
    Provision for loan
      losses..................        3,454         2,842        14,134         9,750         7,077         8,392        12,543
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Net interest income after
      provision for loan
      losses..................       34,403        29,489       121,332       110,275       102,944        92,001        80,076
    Total other income........       17,595        14,956        70,929        53,868        49,940        52,289        46,519
    Total other expenses......       28,954        24,421       105,169        91,830        87,574        86,082        76,217
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Income before income
      taxes...................       23,044        20,024        87,092        72,313        65,310        58,208        50,378
    Income taxes..............        7,929         6,748        29,579        23,278        20,968        18,802        16,385
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
        Net income............   $   15,115    $   13,276    $   57,513    $   49,035    $   44,342    $   39,406    $   33,993
                                 ==========    ==========    ==========    ==========    ==========    ==========    ==========
BALANCE SHEET DATA:
    Total cash and cash
      equivalents.............   $  206,232    $  179,579    $  195,902    $  387,755    $  166,433    $  120,396    $  325,468
    Available-for-sale
      securities..............      724,847       826,984       700,775       516,623       872,379       954,788            (1)
    Held-to-maturity
      securities..............      886,277       572,420       817,124       762,023       283,906        17,408            (1)
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
      Total securities........    1,611,124     1,399,404     1,517,899     1,278,646     1,156,285       972,196       676,719
    Trading account
      securities..............       45,411        19,763        31,812        20,159        13,507        63,124        36,283
    Loans, net of unearned
      discounts...............    2,431,322     1,983,881     2,347,973     1,931,213     1,592,806     1,395,830     1,200,603
      Less allowance for loan
        losses................       36,739        30,224        35,514        29,010        24,310        21,467        17,356
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
        Net loans.............    2,394,583     1,953,657     2,312,459     1,902,203     1,568,496     1,374,363     1,183,247
    Premises and equipment,
      net.....................       22,369        18,963        21,799        18,382        17,729        15,388        12,931
    Broker/dealer customer
      receivables.............       24,808         9,412        11,699        13,444         1,130        23,645         1,142
    Other assets..............      124,635        82,594       108,839        74,453        82,229        51,655        47,752
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
      Total assets............   $4,429,162    $3,663,372    $4,200,409    $3,695,042    $3,005,809    $2,620,767    $2,283,542
                                 ==========    ==========    ==========    ==========    ==========    ==========    ==========
      Total deposits..........   $2,966,508    $2,556,362    $2,976,430    $2,574,770    $2,154,390    $1,919,641    $1,771,170
    Short-term borrowings and
      other liabilities.......      504,769       396,427       358,476       444,413       299,076       289,652       236,241
    Federal Home Loan Bank
      Advances................      429,778       405,513       396,109       372,799       321,541       170,025        71,099
    Long-term debt............      205,986         6,381       156,065         6,381         6,383         6,372         6,372
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
      Total liabilities.......    4,107,041     3,364,683     3,887,080     3,398,363     2,781,390     2,385,690     2,084,882
    Total shareholders'
      equity..................      322,121       298,689       313,329       296,679       224,419       235,077       198,660
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
      Total liabilities and
        shareholders'
        equity................   $4,429,162    $3,663,372    $4,200,409    $3,695,042    $3,005,809    $2,620,767    $2,283,542
                                 ==========    ==========    ==========    ==========    ==========    ==========    ==========
SELECTED PERFORMANCE RATIOS:
    Return on assets..........         1.44%         1.47%         1.51%         1.53%         1.56%         1.65%         1.59%
    Return on equity..........        19.02         18.14         19.44         18.00         18.48         18.68         18.81
    Efficiency ratio..........        49.87         50.25         49.72         51.19         52.69         54.63         54.08

                                   AT OR FOR THE THREE
                                  MONTHS ENDED MARCH 31,                   AT OR FOR THE YEAR ENDED DECEMBER 31,
                                 ------------------------    ------------------------------------------------------------------
                                    1997          1996          1996          1995          1994          1993          1992
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
SELECTED ASSET QUALITY RATIOS:
    Net charge-offs to average
      loans...................         0.430%        0.333%        0.352%        0.294%        0.281%        0.340%        0.760%
    Non-performing assets to
      loans and real estate
      owned...................         0.000         0.000         0.000         0.000         0.004         0.122         0.861
    Accruing loans 90 days
      delinquent as a
      percentage of loans.....         0.182         0.185         0.148         0.168         0.153         0.148         0.155
    Loss reserve to loans.....         1.51          1.52          1.51          1.50          1.53          1.54          1.45
CAPITAL RATIOS:
    Total capital to
      risk-weighted assets....        13.91%        13.25%        12.30%        13.52%        14.87%        15.02%        14.59%
    Tier 1 capital to
      risk-weighted assets....        12.66         12.01         11.05         12.30         13.62         13.77         13.41
    Tier 1 capital to total
      assets (leverage
      ratio)..................         8.33          8.00          7.33          7.91          8.56          8.62          8.70
    Average equity to
      assets..................         7.57          8.26          7.76          8.48          8.43          8.84          8.46

---------------
(1) The Company was not required to differentiate between securities available-for-sale and securities held-to-maturity prior to January 1, 1993.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a wholly-owned subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be presented in the consolidated balance sheet of the Company as a separate line item directly above shareholders' equity under the caption "Company-obligated mandatorily redeemable Capital Trust Pass-through Securities of Subsidiary Trust holding solely a Company-Guaranteed Related Subordinated Debt" and appropriate disclosures about the Capital Securities, the Guarantee and the Subordinated Debt Securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record distributions payable on the Capital Securities as an expense in its consolidated statements of income.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following unaudited table presents the consolidated ratio of earnings to fixed charges of the Company. The consolidated ratio of earnings to fixed charges has been computed by dividing income before income taxes, the cumulative effect of changes in accounting principles and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), amortization of notes and debentures expense and the portion of net rental expense which is deemed to be equivalent to interest on debt. Interest expense (other than on deposits) includes interest on notes and debentures, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed:

                                               THREE MONTHS
                                               ENDED MARCH
                                                   31,                   YEAR ENDED DECEMBER 31,
                                              --------------    ------------------------------------------
                                              1997     1996     1996     1995     1994     1993      1992
                                              -----    -----    -----    -----    -----    -----    ------
Earnings to Fixed Charges:
     Excluding Interest on Deposits........   5.18x    5.39x    5.33x    6.37x    6.44x    8.55x    11.28x
     Including Interest on Deposits........   1.55x    1.57x    1.57x    1.56x    1.75x    1.91x     1.73x

     There were no shares of preferred stock outstanding during any of the periods above indicated.

                                   THE TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to (i) the Declaration and (ii) the filing of a certificate of trust for the Trust with the Delaware Secretary of State on March 14, 1997. The Trust's business and affairs are conducted by its trustees. Pursuant to the Declaration, one trustee of the Trust maintains its principal place of business in the State of Delaware (the "Delaware Trustee") and one trustee is a financial institution that is unaffiliated with the Company and is eligible and act as institutional trustee, as indenture trustee pursuant to the terms of the Indenture and as guarantee trustee pursuant to the terms of the Guarantee (the "Institutional Trustee" and together with the Delaware Trustee, the "Issuer Trustees"). The Bank of New York is acting as the Institutional Trustee and The Bank of New York (Delaware) is acting as the Delaware Trustee. In addition, three individuals who are employees or officers of or affiliated with the holder of the majority of the Common Securities serve as administrators with respect to the Trust (the "Administrators"). The Administrators were selected by the holders of a majority of the Common Securities. See "Description of the New Capital Securities--Miscellaneous." The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of such Trust Securities in the Old Subordinated Debt Securities, (iii) effecting the Exchange Offer, including exchanging up to $50,000,000 aggregate principal amount of the Old Subordinated Debt Securities for up to $50,000,000 aggregate principal amount of the New Subordinated Debt Securities and (iv) engaging in only those other activities necessary or incidental thereto. All of the Common Securities of the Trust are directly owned by the Company. The Common Securities of the Trust rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities of the Trust, except that upon the occurrence and continuation of a Declaration Event of Default, the rights of the holders of the Common Securities to payment from the Trust in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Company acquired the Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Trust has a term of approximately 55 years, but may earlier dissolve as provided in the Declaration. The Company, as the holder of all of the outstanding Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event, a Capital Treatment Event or an Investment Company Event) and, after satisfaction of liabilities to creditors of the Trust, cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the respective liquidation amounts thereof, in liquidation of the Trust.

     The Institutional Trustee holds title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities and has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Subordinated Debt Securities. In addition, the Institutional Trustee maintains exclusive control of a separate, segregated, non-interest bearing trust account (the "Property Account") to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the holders of the Trust Securities issued by the Trust. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of record of the Trust Securities out of funds from the Property Account. Holders of the Capital Securities are not entitled to appoint, remove or replace the Institutional Trustee or the Delaware Trustee except upon the occurrence of an Indenture Event of Default.

See "Description of the New Capital Securities--Voting Rights" and "--Removal of the Issuer Trustees; Appointment of Successors." The Company, as borrower under the Indenture, has agreed to pay all costs, expenses, debts and other obligations related to the Trust (other than in respect of the Trust Securities) and the offering of the New Capital Securities. See "Description of the Subordinated Debt Securities-- Miscellaneous." The rights of the holders of the Capital Securities of the Trust, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of the New Capital Securities."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed, among other things, to file and to use their best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities which have been registered under the Securities Act with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, if, under certain circumstances set forth in the Registration Rights Agreement, the Exchange Offer is not consummated on or prior to the 210th day following the date of original issuance of the Old Subordinated Debt Securities and the Old Capital Securities, interest will accrue (in addition to the stated interest thereon) from and including the next day following such 210-day period. Such Special Payment will be payable in cash quarterly in arrears on each Distribution Payment Date, at a rate per annum equal to 0.25% of the principal amount or liquidation amount, as applicable, of the Old Subordinated Debt Securities and the Old Capital Securities. The aggregate amount of Special Payment payable pursuant to the above provisions will in no event exceed 0.25% per annum of the principal amount or the liquidation amount, as applicable, of the Old Subordinated Debt Securities and the Old Capital Securities. Upon consummation of the Exchange Offer, holders of Old Capital Securities that remain outstanding will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

     The Exchange Offer is not being made to, nor will the Company or the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC. Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the Guarantee and $50 million aggregate principal amount of the Old Subordinated Debt Securities for a like aggregate principal amount of the New Subordinated Debt Securities. The Guarantee and New Subordinated Debt Securities have also been registered under the Securities Act.

TERMS OF THE EXCHANGE

     The Company and the Trust hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $50,000,000 aggregate liquidation amount of New Capital Securities for a like aggregate liquidation amount of Old Capital Securities properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate liquidation amount of up to $50,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

     The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. As of the date of this Prospectus, $50,000,000 aggregate liquidation amount of the Old Capital Securities is outstanding. Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE ADMINISTRATORS OR TRUSTEES OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on        ,
1997 unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Company and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company or the Trust will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company or the Trust may choose to make any public announcement and subject to applicable law, neither the Company nor the Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Company and the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

     In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

     Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Company or the Trust gives oral or written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Trust's acceptance for exchange of Old Capital Securities) or the Company or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's or the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent on or prior to the Expiration Date, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of a tendering holder's Old Capital Securities are tendered, the tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book-entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT

     Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with: (i) such tenders are made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail, to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The acceptance by the Company and the Trust for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement among the tendering holder, the Company and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The Company's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company or the Trust, proper evidence satisfactory to the Company or the Trust, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

     Based on interpretations by the staff of the Commission as set forth in no-action letters issued to third parties, the Company and the Trust believe that holders of Old Capital Securities (other than any holder that is an "affiliate" of the Company or the Trust as defined under Rule 405 of the Securities Act) who exchange their Old Capital Securities for New Capital Securities pursuant to the Exchange Offer may offer such New Capital Securities for resale, resell such New Capital Securities and otherwise transfer such New Capital Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
(a) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities (other than certain specified holders) who wishes to exchange them for New Capital Securities in the Exchange Offer will be required to represent that: (i) it is not an "affiliate" of the Company or the Trust; (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities and has no arrangement or understanding to participate in a distribution of New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed to allow the Participating Broker-Dealers to use this Prospectus, as it may be amended or supplemented from time to time, in connection with resales of such New Capital Securities for a period of one year after the Expiration Date. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the Guarantee or the New Subordinated Debt Securities, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the Guarantee or the New Subordinated Debt Securities, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate liquidation amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," then the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be re-tendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution

Payment Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Payment Date or, if no such Distributions have been made, from and after March 27, 1997. However, because Distributions on the New Capital Securities will accumulate from such date, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if there shall occur a change in the current interpretation by the Staff which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities.

     If the Company and the Trust determine in their sole and absolute discretion that the foregoing event has occurred, the Company and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letter of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

           The Bank of New York
           101 Barclay Street, 7E
           New York, New York 10286
           Attention: Reorganization Section
           Telephone: (212) 815-6333
           Facsimile: (212) 571-3080

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                   DESCRIPTION OF THE NEW CAPITAL SECURITIES

     The Old Capital Securities have been issued and the New Capital Securities will be issued pursuant to the terms of the Declaration. The Institutional Trustee, The Bank of New York, acts as trustee for the Capital Securities under the Declaration. The terms of the Capital Securities include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act and the Trust Act. The Declaration will be qualified under the Trust Indenture Act upon effectiveness of the Exchange Offer Registration Statement with respect to the Capital Securities. See "The Exchange Offer." The following summary of the material terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which may be obtained from the Company or the Trust), the Trust Act and the Trust Indenture Act.

GENERAL

     The Trust Securities represent undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned by the Company. The Common Securities have equivalent terms to and rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. The Institutional Trustee holds legal title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Capital Securities upon liquidation of the Trust, are guaranteed by the Company as described under "Description of the Guarantee." The Guarantee is held by The Bank of New York, the Guarantee Trustee (as defined herein), for the benefit of the holders of the Capital Securities. The Guarantee does not cover payment of distributions in respect of the Capital Securities to the extent the Trust does not have available funds to pay distributions. In such event, the remedy of holders of the Capital Securities would be, through the vote of holders of a majority in liquidation amount of the Capital Securities, to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Subordinated Debt Securities except in the circumstances in which a holder of such Capital Securities may take Direct Action. See "--Voting Rights" and "--Declaration Events of Default."

DISTRIBUTIONS

     Distributions on each Capital Security will be payable in U.S. dollars at a variable annual rate equal to LIBOR plus 0.98% (which is the same rate payable on the Subordinated Debt Securities) on the liquidation amount of $1,000 per Capital Security, compounded quarterly to the extent permitted by law. The term "distribution" as used herein includes cash distributions and any such compounded distributions payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months.

     Distributions on the Capital Securities will be cumulative, will accrue from the date of original issuance of the Old Capital Securities, and will be payable (subject to extension of distribution payment periods as described herein) quarterly in arrears on each Distribution Payment Date, commencing July 1, 1997, when, as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

     The Company has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time and from time to time, subject to the conditions described below, although such interest will continue to accrue on the Subordinated Debt Securities at a variable annual rate of LIBOR plus 0.98%, compounded quarterly to the extent permitted by law during any Extension Period. If such right is exercised, quarterly distributions on the Capital Securities will also be deferred (though such distributions will continue to accrue at a variable annual rate equal to LIBOR plus 0.98%, compounded quarterly to the extent permitted by law) during any such Extension Period. Such right to extend any interest payment period for the Subordinated Debt Securities is limited to Extension Periods, each not exceeding 20 consecutive quarterly periods, and no Extension Period may be initiated while accrued interest from a prior, completed Extension Period is unpaid or while the Company is in default on the payment of interest that has become due and payable on the Subordinated Debt Securities, and no Extension Period may extend beyond the maturity of the Subordinated Debt Securities. In the event that the Company exercises this right, then during any Extension Period (a) the Company shall not declare or pay dividends on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period in respect of the Subordinated Debt Securities, the Company may further extend the interest payment period; provided that each such Extension Period in respect of the Subordinated Debt Securities, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period in respect of the Subordinated Debt Securities and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debt Securities-- Interest," "--Option to Extend Interest Payment Period" and "--Certain Covenants." If distributions are deferred, the distributions due on such Capital Securities shall be paid on the date that the related Extension Period terminates, or, if such date is not a Distribution Payment Date, on the immediately following Distribution Payment Date, to holders of applicable Capital Securities as they appear on the books and records of the Trust on the record date immediately preceding such date.

     Distributions on the Capital Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received from the Company on the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Guarantee."

     Distributions on the Capital Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Capital Securities are held solely in book-entry only form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company." At any time when the Capital Securities are not held solely in book-entry only form, the Administrators shall select record dates, which shall be the 15th day of the month next preceding the month containing the relevant payment date. In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) and Memphis (in the State of Tennessee) are permitted or required by any applicable law to close.

REDEMPTION

     The Subordinated Debt Securities will mature on April 1, 2027. The Subordinated Debt Securities may be redeemed by the Company, in whole or in part, at any time and from time to time on or after April 1, 2007, at par, plus accrued and unpaid interest thereon to the date of redemption. In addition, the Subordinated Debt Securities may be redeemed by the Company, in whole or in part, at any time in certain circumstances described herein, upon the occurrence and continuation of a Tax Event, a Capital Treatment Event or an Investment Company Event, within 90 days following the occurrence of such Tax Event, Capital Treatment Event or Investment Company Event, as the case may be, at par, together with accrued and unpaid interest thereon to the date of redemption, upon not less than 30 nor more than 60 days' notice to holders of such Subordinated Debt Securities. In each case, the right of the Company to redeem the Subordinated Debt Securities is subject to the Company having received prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve.

     Upon the repayment in full at maturity or redemption in whole or in part of the Subordinated Debt Securities (other than following the distribution of the Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or payment shall concurrently be applied to redeem on a pro rata basis at the applicable Redemption Price, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed; provided, however, that holders of such Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption (other than at the scheduled maturity of the Subordinated Debt Securities). See "Description of the Subordinated Debt Securities--Redemption." In the event that fewer than all of the outstanding Capital Securities are to be redeemed, the Capital Securities held in book-entry form will be redeemed in accordance with the procedures of DTC as described under "--Book-Entry Only Issuance--The Depository Trust Company."

     "Tax Event" means the receipt by the Institutional Trustee of an opinion of a nationally recognized independent tax counsel to the Company experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (c) any amendment to, clarification of or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such Administrative Action or decision is announced, in each case, on or after March 20, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debt Securities or subject to more than a de minimis amount of other taxes, duties or other governmental charges, or (ii) any portion of interest payable by the Company to the Trust on the Subordinated Debt Securities is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes, or (iii) the Company could become liable to pay, on the next date on which any amount would be payable with respect to the Subordinated Debt Securities, any Additional Interest (as defined herein).

     "Capital Treatment Event" means the Company shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after March 20, 1997, the Company will not be entitled to treat the Capital Securities or the Subordinated Debt Securities, if the Subordinated Debt Securities were to be distributed following the occurrence of a Tax Event as described in the proviso to this paragraph, as "Tier 1 Capital" (or the equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company; provided, however, that the distribution of the Subordinated Debt Securities in connection with the liquidation of the Trust by the Company shall not in and of itself constitute a Capital Treatment Event.

     "Investment Company Event" means the receipt by the Institutional Trustee of an opinion of counsel rendered by a law firm having a nationally recognized securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority ("Change in 1940 Act Law"), the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective or is announced, enacted or promulgated on or after March 20, 1997.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid distributions have been paid on all such Capital Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of the Capital Securities (which notice will be irrevocable), then by 12:00 noon, New York City time, on the redemption date, provided that the Institutional Trustee has a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Institutional Trustee will irrevocably deposit with the Depositary (as defined herein) or its nominee funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay such Redemption Price to the holders of such Capital Securities. See "--Book-Entry Only Issuance--The Depository Trust Company." With respect to the Capital Securities that are Certificated Securities (as defined herein), provided that the Company has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Institutional Trustee will pay the applicable Redemption Price to the holders of such Capital Securities by check mailed to the address of each such holder appearing on the books and records of the Trust on the redemption date. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue on the Capital Securities and all rights of holders of such Capital Securities will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of the Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date, except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of the Capital Securities is improperly withheld or refused and not paid either by the Institutional Trustee or by the Company pursuant to the Guarantee, distributions on such Capital Securities will continue to accrue at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Capital Securities are to be redeemed, Capital Securities will be redeemed on a pro rata basis in accordance with the procedures of DTC as described under "--Book-Entry Only Issuance--The Depository Trust Company."

     In the event of any redemption of the Capital Securities in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any Certificated Security during a period beginning at the opening of business 15 days before any selection for redemption of the Capital Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of the Capital Securities to be so redeemed or (ii) register the transfer of or exchange any Certificated Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Certificated Securities being redeemed in part.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of the voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation") other than in connection with a redemption of the Subordinated Debt Securities as previously described, the holders of the Capital Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), distributions in an amount equal to the aggregate of the liquidation amount of $1,000 per Capital Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, the Subordinated Debt Securities in an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities have been distributed on a pro rata basis to the holders of the Trust Securities in exchange for the Trust Securities. Upon any Liquidation in which the Subordinated Debt Securities are distributed, if at the time of such Liquidation the Capital Securities are rated by at least one nationally recognized statistical rating organization, the Company will use its best efforts to obtain from at least one nationally recognized statistical rating organization a rating for the Subordinated Debt Securities.

     The Company, as the holder of all of the Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event, a Capital Treatment Event or an Investment Company Event), subject to the receipt by the Company of prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Company), cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities on a pro rata basis in accordance with the aggregate liquidation amount thereof, in liquidation of the Trust.

     Pursuant to the Declaration, the Trust shall dissolve on the first to occur of (i) April 1, 2052, the expiration of the term of the Trust, (ii) the bankruptcy of the Company, (iii) (other than in connection with a merger, consolidation or similar transaction not prohibited by the Indenture, the Declaration or the Guarantee, as the case may be) the filing of a certificate of dissolution or its equivalent with respect to the Trust, upon the consent of the holders of at least a majority in liquidation amount of the Trust Securities voting together as a single class to file a certificate of cancellation with respect to the Trust, or upon the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) the distribution to the holders of the Trust Securities of the Subordinated Debt Securities, upon exercise of the right of the holder of all of the outstanding Common Securities of the Trust to dissolve the Trust as described above, (v) the entry of a decree of judicial dissolution of the Company or the Trust, or (vi) the redemption of all of the Trust Securities. Pursuant to the Declaration, as soon as practicable after the dissolution of the Trust and upon completion of the winding up of the Trust, the Trust shall terminate upon the filing of a certificate of cancellation.

     If a Liquidation occurs as described in clause (i), (ii), (iii) or (v) of the preceding paragraph, the Trust shall be liquidated by the Issuer Trustees as expeditiously as such Issuer Trustees determine to be possible by distributing to the holders of the Trust Securities, after satisfaction of liabilities to creditors of the Trust to the extent not satisfied by the Company, the Subordinated Debt Securities, unless such distribution is determined by the Institutional Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust to the extent not satisfied by the Company, an amount equal to the Liquidation Distribution. An early Liquidation of the Trust pursuant to clause (iv) above shall occur only if the Institutional Trustee determines that such Liquidation is possible by distributing to the holders of the Trust Securities, after satisfaction of liabilities to creditors of the Trust to the extent not satisfied by the Company, the Subordinated Debt Securities, and such distribution occurs.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on such Capital Securities shall be paid to the holders of the Trust Securities on a pro rata basis. The holders of the Common Securities issued by the Trust will be entitled to receive distributions upon any such Liquidation pro rata with the holders of such Capital Securities, except that if a Declaration Event of Default has occurred and is continuing in respect of the Trust, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

     After the date for any distribution of the Subordinated Debt Securities upon dissolution of the Trust, (i) the Trust Securities will be deemed to be no longer outstanding, (ii) the Depositary or its nominee, as the record holder of the Capital Securities issued in book-entry form, will receive a registered Global Certificate (as defined herein) or Certificates representing the Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing the Capital Securities not held by the Depositary or its nominee will be deemed to represent the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of such Capital Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for either the Capital Securities or the Subordinated Debt Securities that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price paid to purchase such Capital Securities.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture in respect of the Subordinated Debt Securities (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (each a "Declaration Event of Default"); provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to such Common Securities until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of such Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. The holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated

Debt Securities after the holders of a majority in liquidation amount of the Capital Securities have so directed the Institutional Trustee, to the fullest extent permitted by law, a holder of record of such Capital Securities may institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the respective dates such interest or principal is payable (or in the case of redemption, the redemption date), then a holder of record of such Capital Securities may institute a Direct Action against the Company for payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of or interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of the Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

     Upon the occurrence of a Declaration Event of Default, the Institutional Trustee, so long as it is the sole holder of the Subordinated Debt Securities, will have the right under the Indenture to declare the principal of and interest on the Subordinated Debt Securities to be immediately due and payable. The Company and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described below, under the Trust Act and under "--Removal of the Issuer Trustees; Appointment of Successors," "--Mergers, Consolidations or Amalgamations" and "Description of the Guarantee--Modification of the Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     Subject to the requirements set forth in this paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon such Institutional Trustee under the Declaration, including the right to direct such Institutional Trustee, as holder of the Subordinated Debt Securities, to (i) exercise the remedies available to it under the Indenture as a holder of the Subordinated Debt Securities, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable or (iv) consent on behalf of all the holders of the Capital Securities of the Trust to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of holders of more than a simple majority in principal amount of the Subordinated Debt Securities (a "Super-Majority") affected thereby, the Institutional Trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in aggregate liquidation amount of the Capital Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of such Capital Securities have so directed the Institutional Trustee, to the extent permitted by law, a holder of record of the Capital Securities may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the respective dates such interest or principal is payable (or in the case of redemption, the redemption date) then a holder of record of the Capital Securities may institute a Direct Action against the Company for payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of or interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. The Institutional Trustee shall notify all holders of the Capital Securities of any default actually known to the Institutional Trustee with respect to the Subordinated Debt Securities unless
(x) such default has been cured prior to the giving of such notice or (y) the Institutional Trustee determines in good faith that the withholding of such notice is in the interest of the holders of such Capital Securities, except where the default relates to the payment of interest on or principal of any of the Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, such Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of such Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of such Trust Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of such Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of the Capital Securities may be given at a separate meeting of such holders convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Institutional Trustee will cause a notice of any meeting at which holders of the Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of the Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of the Capital Securities will be required for the Trust to redeem and cancel the Capital Securities or distribute the Subordinated Debt Securities in accordance with the Declaration.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not entitle the holders thereof to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

     The procedures by which holders of the Capital Securities issued in book-entry form may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company."

REMOVAL OF THE ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

     If an Indenture Event of Default has occurred and is continuing, an Issuer Trustee may be removed and its successor appointed by the holders of at least a majority in liquidation amount of Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

MODIFICATION OF THE DECLARATION

     The Declaration may be amended from time to time by the Institutional Trustee and the holders of a majority of the Common Securities without the consent of the holders of the Capital Securities to: (i) cure any ambiguity;
(ii) correct or supplement any provision in such Declaration that may be defective or inconsistent with any other provision of such Declaration; (iii) add to the covenants, restrictions or obligations of the Company; (iv) modify, eliminate or add to any provision of the Declaration to such an extent as may be necessary to ensure that the Trust will be classified for United States federal income tax purposes at all times as a grantor trust and will not be required to register as an "investment company" under the 1940 Act; and (v) modify, eliminate and add to any provision of such Declaration, provided that no such modification, elimination or addition referred to in clauses (i), (ii), (iii) and (v) hereof shall adversely affect the powers, preferences or special rights of the holders of such Capital Securities so long as they remain outstanding.

     In addition, the Declaration may be modified and amended if approved by the Institutional Trustee and the holders of a majority of the Common Securities (and in certain circumstances the Delaware Trustee), provided that, if any proposed amendment provides for, or the Institutional Trustee otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the Liquidation of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for United States federal income tax purposes as other than a grantor trust or (ii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

     Notwithstanding any provision of the Declaration, the provisions of Section 316(b) of the Trust Indenture Act incorporated by reference into the Declaration provide that the right of any holder of the Capital Securities to receive payments of distributions and other payments upon redemption or otherwise on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below or as otherwise described in "--Liquidation Distribution Upon Dissolution." The Trust may, at the request of the holders of the Common Securities and with the consent of the Institutional Trustee and the holders of at least a majority in aggregate liquidation amount of the Capital Securities, but without the consent of the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by, a trust organized as such under the laws of any state of the United States; provided that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so that the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee is appointed as the holder of the Subordinated Debt Securities, (iii) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity), (v) such successor entity has a purpose substantially identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation or replacement, the Trust has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be classified as other than a grantor trust for United States federal income tax purposes, and (vii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, the Debt Trustee will be required pursuant to the Indenture to exchange for Old Subordinated Debt Securities, as part of the Exchange Offer, New Subordinated Debt Securities that will have terms identical in all material respects to the Old Subordinated Debt Securities except for certain transfer restrictions under the Securities Act and the provision for an increase in the interest rate thereon under certain circumstances. See "--Exchange Offer; Registration Rights."

MERGER OR CONSOLIDATION OF THE ISSUER TRUSTEES

     Any entity into which the Institutional Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Declaration, provided such entity is otherwise qualified and eligible.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

     The New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Certificates"). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Capital Securities as represented by a Global Certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of the Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased the Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

     To facilitate subsequent transfers, all the Capital Securities deposited by Participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of the Capital Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records will reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate in respect of the Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented thereby for all purposes under the Declaration and such Capital Securities. No Beneficial Owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of the Capital Securities (including the presentation of the Capital Securities for exchange as described below) only at the direction of one or more Participants to whose accounts the DTC interest in the Global Certificates is credited and only in respect of such portion of the aggregate liquidation amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default with respect to the Capital Securities, DTC will, upon notice, exchange the Global Certificates in respect of such Capital Securities for Certificated Securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices in respect of the Capital Securities held in book-entry form will be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, the Capital Securities will be redeemed on a pro rata basis.

     Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Capital Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Payments in respect of the Capital Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Direct Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments in respect of the Capital Securities held in book-entry form to DTC are the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of the Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the Direct Participants and the Indirect Participants to exercise any rights under the Capital Securities.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trust or the Issuer Trustees will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as a securities depositary with respect to the Capital Securities at any time by giving notice to the Company and the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, the Capital Security certificates will be required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Capital Securities of the Trust. In that event, certificates for such Capital Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believes to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

RESTRICTIONS ON TRANSFER

     The Old Capital Securities were, and the New Capital Securities will be, issued and may be transferred only in blocks having a liquidation amount of not less than $100,000 (100 Old Capital Securities or New Capital Securities, as the case may be). Any such transfer of the Old Capital Securities or the New Capital Securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Old Capital Securities or New Capital Securities for any purpose, including but not limited to, the receipt of distributions on such Old Capital Securities or New Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Old Capital Securities or New Capital Securities.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution payment dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the books and records of the Trust or by wire transfer. The paying agent for the Trust Securities (the "Paying Agent") shall initially be The Bank of New York. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Institutional Trustee, the Administrators and the Company. In the event that The Bank of New York shall no longer be the

Paying Agent, the Institutional Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR AND TRANSFER AGENT

     The Institutional Trustee is acting as registrar and transfer agent for the Capital Securities of the Trust.

     Registration of transfers or exchanges of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer or exchange of the Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise such of the rights and powers vested in it by such Declaration, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of the Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of the Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture.

     Whenever in the exercise of its rights or powers or the performance of its duties under the Declaration the Institutional Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action thereunder, the Institutional Trustee (i) may request instructions from the holders of the Capital Securities, which instructions may only be given by the holders of a majority, or such other proportion, in liquidation amount of the Capital Securities as would be entitled to direct the Institutional Trustee under the terms of such Capital Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
(iii) shall be protected in conclusively relying on or acting in or accordance with such instructions.

     The Company and certain of its affiliates maintain a banking relationship with the Institutional Trustee and its affiliates.

GOVERNING LAW

     The Declaration and the Capital Securities are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

MISCELLANEOUS

     The Administrators, the holders of a majority of the Common Securities and the Institutional Trustee are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act nor be characterized as other than a grantor trust for United States federal income tax purposes. The Company has agreed to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Institutional Trustee and the holders of a majority of the Common Securities are authorized to take any action, not inconsistent with applicable law or the Declaration, that the Institutional Trustee and such holders of the Common Securities determine in their discretion to be necessary or desirable to achieve such end, even if such action adversely affects the interests of the holders of the Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

                          DESCRIPTION OF THE GUARANTEE

     The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Capital Securities. As soon as is practicable after the date hereof, the Company will exchange the Old Guarantee for the Guarantee. The Guarantee has been qualified under the Trust Indenture Act. This summary of the material provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

     Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Capital Securities, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments with respect to the Capital Securities, to the extent not paid by the Trust (the "Guarantee Payments"), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Capital Securities, to the extent the Trust shall have funds available therefor; (ii) the Redemption Price, to the extent the Trust has funds available therefor, with respect to any Capital Securities called for redemption by the Trust and (iii) upon Liquidation of the Trust (other than in connection with the distribution of the Subordinated Debt Securities to the holders of the Capital Securities in exchange therefor), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Capital Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of such Capital Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor, which funds will not be available except to the extent the Company has made payments of interest or principal or other payments on the Subordinated Debt Securities purchased by the Trust. See "Description of the Subordinated Debt Securities--Certain Covenants." The Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Capital Securities.

     Because the Guarantee is a guarantee of payment and not of collection, holders of the Capital Securities may proceed directly against the Company, rather than having to proceed against the Trust before attempting to collect from the Company, and the Company waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Company. Such obligations will not be discharged except by payment of the Guarantee Payments in full. The Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the holders of Capital Securities. Except as otherwise noted herein, the Guarantee Trustee has the right to enforce the Guarantee on behalf of the holders of the Capital Securities.

     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and continuance of a Declaration Event of Default, holders of Capital Securities shall have priority over holders of Common Securities with respect to any payments made by the Company on or in respect of the Trust Securities under the Guarantee and the Common Securities Guarantee.

CERTAIN COVENANTS OF THE COMPANY UNDER THE GUARANTEE

     In the Guarantee, the Company will covenant that, so long as any Capital Securities remain outstanding, if the Company shall be in default under the Guarantee or there shall have occurred and be continuing any event that would constitute a Declaration Event of Default, then (a) the Company shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Company's capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of the Company's capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make any guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing and
(b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of the Capital Securities in any material respect (in which case no vote of such holders will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Capital Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

TERMINATION

     The Guarantee will terminate as to the Capital Securities (a) upon full payment of the Redemption Price of all Capital Securities, (b) upon distribution of the Subordinated Debt Securities to the holders of the Capital Securities or
(c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under such Capital Securities or the Guarantee.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. A holder of record of the Capital Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Pursuant to the Guarantee, the Company will waive any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE GUARANTEE

     The Company's obligations under the Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company and are also effectively subordinated to claims of creditors of the Company's subsidiaries. The terms of the Capital Securities provide that each holder of the Capital Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto. Because the Company is a bank holding company, the right of the Company to participate in any distribution of assets of any of its subsidiaries upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness of the Company, under any indenture that the Company may enter into in the future or otherwise.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after default, shall exercise such of the rights and powers vested in it by such Guarantee, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     The Company and certain of its affiliates maintain a banking relationship with the Guarantee Trustee and its affiliates.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

     Set forth below is a description of the principal terms of the Subordinated Debt Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the Indenture, dated as of March 27, 1997 (the "Base Indenture"), between the Company and The Bank of New York, as trustee (the "Debt Trustee"), as supplemented by a First Supplemental Indenture dated as of March 27, 1997 (the Base Indenture, as so supplemented, is herein referred to as the "Indenture".) Certain capitalized terms used herein are defined in the Indenture. The terms of the Indenture are those set forth in the Indenture and those made part thereof by the Trust Indenture Act. The Indenture, by its terms, requires the Company and the Debt Trustee to comply with the Trust Indenture Act. The Indenture will be qualified under the Trust Indenture Act upon the effectiveness of a registration statement with respect to the Subordinated Debt Securities. See "The Exchange Offer." This summary of the material terms of the Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture.

     In certain circumstances, the Subordinated Debt Securities may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the New Capital Securities--Liquidation Distribution Upon Dissolution."

GENERAL

     Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Old Subordinated Debt Securities issued by the Company. Pursuant to the Exchange Offer, the Company will exchange $50 million aggregate principal amount of Old Subordinated Debt Securities for a like amount of New Subordinated Debt Securities as soon as is practicable after the date of this Prospectus, and thereafter $1,547,000 aggregate principal amount of Old Subordinated Debt Securities will remain outstanding. The New Subordinated Debt Securities will be issued as unsecured debt under the Indenture. The Subordinated Debt Securities will be limited to an amount equal to the sum of the aggregate liquidation amounts of the Trust Securities.

     The Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest (as defined herein) and Additional Interest (as defined herein), if any, on April 1, 2027.

     If the Subordinated Debt Securities are distributed to holders of the Capital Securities in liquidation of such holders' interests in the Trust, the Subordinated Debt Securities will, with respect to the Capital Securities held in book-entry only form, initially be issued as a Global Security (as defined herein) having an aggregate principal amount equal to the liquidation amount of such Capital Securities and, with respect to such Capital Securities held in certificated non-book entry form, will initially be deemed to be represented by such certificates and to have an aggregate principal amount equal to the liquidation amount of such Capital Securities. As described herein, under certain limited circumstances, Subordinated Debt Securities may be issued in certificated non-book entry form in exchange for a Global Security. See "--Book-Entry Issuance and Settlement." The Subordinated Debt Securities deemed to be represented by a Capital Security certificate will be issued in certificated form upon presentation for transfer or reissuance. Payments on the Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Subordinated Debt Securities. In the event the Subordinated Debt Securities are issued in certificated non-book entry form, interest and principal will be payable, the transfer of the Subordinated Debt Securities will be registrable and the Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in New York, New York; provided that payment of interest may be made, at the option of the Company, by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debt Securities is the Institutional Trustee, the payment of interest and principal on the Subordinated Debt Securities held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

     The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

SUBORDINATION

     The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all present and future Senior Indebtedness of the Company. No payment of principal (including redemption payments) or interest on the Subordinated Debt Securities may be made (in cash, property, securities, by set-off or otherwise) if (i) any Senior Indebtedness of the Company, as the case may be, is not paid when due and any applicable grace period with respect to a payment default under such Senior Indebtedness has ended and such default has not been cured or waived or ceased to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of the Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full.

     The term "Senior Indebtedness" means, with respect to the Company (except any other obligations which rank pari passu with the Subordinated Debt Securities), (i) the principal and interest in respect of (A) indebtedness of the Company for money borrowed, and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company, including, without limitation, any current or future indebtedness under any indenture (other than the Indenture) to which the Company is party; (ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of the Company for the reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any indebtedness between or among the Company or any affiliate of the Company and (2) any other debt securities issued pursuant to the Indenture and guarantees in respect of those debt securities. Senior Indebtedness does not include the Subordinated Debt Securities or any junior subordinated debt securities issued in the future with subordination terms substantially similar to the Subordinated Debt Securities. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     Because the Company is a bank holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. The Company is a legal entity separate and distinct from its Banking Subsidiaries and non-banking subsidiaries. The Company's principal assets are the stock of its Banking Subsidiaries and non-bank subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The principal sources of the Company's income are dividends, interest and fees from the Banking Subsidiaries and non-banking subsidiaries. The Banking Subsidiaries of the Company are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with the Company and certain other affiliates and on investments in stock or other securities thereof. In addition, payment of dividends to the Company by the Banking Subsidiaries is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the Company's obligations under the Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder.

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. The Company had $0 of Senior Indebtedness as of March 31, 1997.

REDEMPTION

     The Company may redeem the Subordinated Debt Securities, in whole or in part, at any time and from time to time, on or after April 1, 2007 upon not less than 30 nor more than 60 days' notice, at par plus accrued and unpaid interest to the redemption date. In addition, the Subordinated Debt Securities may be redeemed by the Company at any time, in whole or in part, in certain circumstances described herein, upon the occurrence and continuation of a Tax Event, a Capital Treatment Event or an Investment Company Event, within 90 days following the occurrence of such Tax Event, Capital Treatment Event or Investment Company Event, upon not less than 30 nor more than 60 days' notice, at par, plus any accrued and unpaid interest to the redemption date. In each case, redemption prior to maturity is subject to the receipt by the Company of prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of the New Capital Securities--Redemption."

INTEREST

     The Subordinated Debt Securities shall bear interest at a variable annual rate equal to LIBOR plus 0.98%, from the original date of issuance of the Old Subordinated Debt Securities, payable quarterly in arrears on the first day of January, April, July and October of each year (each an "Interest Payment Date"), commencing July 1, 1997, to the person in whose name such Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The term "interest" as used herein, as such term relates to the Subordinated Debt Securities, includes any Compounded Interest or Additional Interest or any Special Payment payable unless otherwise stated. In the event the Subordinated Debt Securities are not held solely in book-entry only form, the Company will select relevant record dates, which shall be the 15th day of the month next preceding the month containing the relevant Interest Payment Date.

     The Bank of New York, as Calculation Agent (the "Calculation Agent"), will calculate the interest rate for each quarterly interest period based on LIBOR determined as of two London Business Days (defined as any day, other than a Saturday or Sunday, on which banks are open for business in London) prior to the first day of such interest period (each, a "Determination Date"). "LIBOR" means, with respect to a quarterly interest period relating to an Interest Payment Date (in the following order of priority):

          (i) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

          (ii) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

          (iii) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations;

          (iv) if fewer than two such quotations are provided as requested in clause (iii) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations; and

          (v) if fewer than two such quotations are provided as requested in clause (iv) above, LIBOR will be LIBOR determined with respect to the interest period immediately preceding such current interest period.

     If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Determination Date.

     LIBOR for the initial interest period (commencing upon the original issuance of the Old Subordinated Debt Securities) shall be determined as provided above, except that the Determination Date for the initial interest period shall be one London Business Day prior to the first day of such initial interest period.

     The initial Distribution rate for the Capital Securities and the interest rate for the related Subordinated Debt Securities is 6.74172% per annum.

     Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the applicable interest rate for each interest period will be final and binding. Investors may obtain the interest rates for the current and preceding interest period by writing or calling Corporate Trust Administration at the Calculation Agent at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286 (telephone (212) 815-5287).

     The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as the Company is not in default in the payment of interest that has become due and payable on the Subordinated Debt Securities and no accrued interest from a prior completed Extension Period is unpaid, the Company shall have the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period, at any time and from time to time, for Extension Periods, each not exceeding 20 consecutive quarterly periods and none extending beyond the maturity date of the Subordinated Debt Securities, provided, however, that on the date on which each such Extension Period ends or, if such date is not an Interest Payment Date, on the immediately following Interest Payment Date, the Company shall pay all interest then accrued and unpaid, together with interest thereon at a variable annual rate equal to LIBOR plus 0.98%, compounded quarterly to the extent permitted by applicable law ("Compounded Interest"). During any Extension Period (a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make any guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing and
(b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that each such Extension Period, including all such previous and further extensions thereof, may not exceed 20 consecutive quarterly periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth herein. No interest during an Extension Period, except on the date on which such Extension Period terminates (or if such date is not an Interest Payment Date, on the immediately following Interest Payment Date), shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest on the Subordinated Debt Securities.

     If the Institutional Trustee shall be the sole holder of the Subordinated Debt Securities, the Company shall give the Administrators, the Institutional Trustee and the Debt Trustee notice of its initiation of any Extension Period one Business Day prior to the earlier of (i) the date distributions on the Capital Securities are payable or (ii) the date the Administrators are required to give notice to holders of the Capital Securities (or any national securities exchange or other organization on which the Capital Securities are listed, if any) of the record date or the distribution payment date, in each case with respect to distributions on the Trust Securities the payment of which is being deferred. An Administrator shall give notice of the Company's initiation of any Extension Period to the holders of such Capital Securities. If the Institutional Trustee shall not be the sole holder of the Subordinated Debt Securities, the Company shall give the holders of such Subordinated Debt Securities notice of its initiation of such Extension Period 10 Business Days prior to the earlier of
(i) the next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice to holders of such Subordinated Debt Securities (or any national securities exchange or other organization on which the corresponding Capital Securities are listed, if any) of the record date or interest payment date, in each case with respect to interest payments the payment of which is being deferred.

ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Subordinated Debt Securities such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will equal the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

PROPOSED TAX LAW CHANGES

     On February 6, 1997, President Clinton released his budget proposals for fiscal year 1998. The President's Proposal would generally deny corporate issuers a deduction for interest on certain debt obligations that have a maximum term in excess of 15 years and are not shown as indebtedness on the separate balance sheet of the issuer, or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. As originally drafted, the President's Proposal would be effective generally for instruments issued on or after the date of first Congressional committee action. Although it is not clear from the President's Proposal what constitutes Congressional "committee action," it appears that, as drafted, the President's Proposal would not apply retroactively to the Subordinated Debt Securities. However, if the President's Proposal (or similar legislation) is enacted with retroactive effect with respect to the Subordinated Debt Securities, the Company would not be entitled to an interest deduction with respect to the Subordinated Debt Securities.

     On June 9, 1997, House Ways and Means Committee Chairman Bill Archer released his draft proposed Revenue Reconciliation Act of 1997. The Chairman's Proposal would generally deny corporate issuers a deduction for interest on certain debt obligations that are payable in stock of the issuer or a related party. The Chairman's Proposal does not contain a provision substantially similar to the President's Proposal concerning disallowance of interest deductions on long term debt obligations not treated as indebtedness on the issuer's balance sheet. Accordingly, the Chairman's Proposal would not effect the Subordinated Debt Securities.

     There can be no assurance that the President's Proposal will not be enacted, and that, if enacted, it will not apply retroactively to the Subordinated Debt Securities or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the

Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the New Capital
Securities--Redemption."

CERTAIN COVENANTS

     If (i) there shall have occurred and be continuing any event that would constitute an Event of Default (as defined herein) under the Indenture, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or the Common Securities Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans,
(ii) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make any guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing and
(b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debt Securities.

     For so long as the Trust Securities remain outstanding, the Company has agreed to maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities. The Administrators and the holder of a majority of the Common Securities each will covenant to use their respective reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of the Subordinated Debt Securities to the holders of the Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes and (c) to use its reasonable efforts to cause each holder of the Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

LIMITATION ON MERGERS AND SALES OF ASSETS

     Nothing contained in the Indenture or in the Subordinated Debt Securities shall prevent any consolidation or merger of the Company with or into any other corporation (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company or its successor or successors) authorized to acquire and operate the same; provided, however, that the Company shall, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, cause the obligations of the Company under the Subordinated Debt Securities and under the

Indenture to be expressly assumed, by supplemental indenture satisfactory in form to the Debt Trustee and executed and delivered to the Debt Trustee, by the successor entity formed by such consolidation or into which the Company shall have been merged, or which shall have acquired such property. Upon execution and delivery of such supplemental indenture to the Debt Trustee, such successor entity will be substituted under the Indenture and thereupon the Company will be relieved of any further liability or obligation thereunder.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     The Indenture provides that any one or more of the following described events which has occurred and is continuing with respect to the Subordinated Debt Securities constitutes an "Event of Default" with respect to the Subordinated Debt Securities:

     (a) default for 30 days in payment of any interest on the Subordinated Debt Securities, including any Compounded Interest or Additional Interest in respect thereof or any Special Payment, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

     (b) default in payment of principal on the Subordinated Debt Securities when due either at maturity, upon redemption, by declaration or otherwise; or

     (c) default by the Company in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice to the Company by the Debt Trustee or to the Company and the Debt Trustee by the holders of not less than 25% in aggregate principal amount of Subordinated Debt Securities; or

     (d) certain events of bankruptcy, insolvency or reorganization of the Company; or

     (e) the Liquidation of the Trust, except in connection with the distribution of the Subordinated Debt Securities to the holders of the Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The Indenture provides that the Debt Trustee may, under certain circumstances, withhold from the holders notice of default with respect to the Subordinated Debt Securities (except for any default in payment of principal of or interest on the Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so.

     The Indenture provides that if an Event of Default in respect of the Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding may declare the principal of and accrued interest on all Subordinated Debt Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest on the Subordinated Debt Securities, which must be cured or paid in full) by the holders of a majority in aggregate principal amount of the Subordinated Debt Securities then outstanding.

     No holder of any Subordinated Debt Security shall have any right to institute any suit, action or proceeding for any remedy under the Indenture, unless such holder previously shall have given to the Debt Trustee written notice of a continuing Event of Default with respect to the Subordinated Debt Securities and unless the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding shall have given the Debt Trustee a written request to institute such action, suit or proceeding and shall have offered to the Debt Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the Debt Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding; provided that no holder of the Subordinated Debt Securities shall have any right to prejudice the rights of any other holder of the Subordinated Debt Securities, obtain priority or preference over any other such holder or enforce any right under the Indenture except as provided in the Indenture and for the equal, ratable and common benefit of all holders of the Subordinated Debt Securities. Notwithstanding the foregoing, the right of any holder of any Subordinated Debt Security to receive payment of the principal of and interest on such

Subordinated Debt Security when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder.

     The holders of a majority in aggregate principal amount of the Subordinated Debt Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Debt Trustee under the Indenture; provided, however, that, except under certain circumstances, the Debt Trustee may decline to follow any such direction if the Debt Trustee determines that the action so directed would be unjustly prejudicial to holders not taking part in such direction or would be unlawful or would involve the Debt Trustee in personal liability. The Indenture requires the annual filing by the Company with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.

     An Event of Default under the Indenture also constitutes a Declaration Event of Default. The holders of the Capital Securities of the Trust, in certain circumstances, have the right to direct the Institutional Trustee of the Trust to exercise its rights as the holder of the Subordinated Debt Securities. See "Description of the New Capital Securities--Declaration Events of Default" and "--Voting Rights." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of or interest on the Subordinated Debt Securities on the respective dates such principal or interest is payable (or in the case of redemption, on the redemption date), the Company acknowledges that a holder of record of the Capital Securities may institute a Direct Action for payment, on or after the respective due dates specified in such Subordinated Debt Securities, to such holder directly of the principal of or interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. Notwithstanding any payments made to such holder of the Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Subordinated Debt Securities, and the Company shall be subrogated to the rights of such holder of such Capital Securities under the Declaration to the extent of any payments made by the Company to such holder in any Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. Except to the extent described above under "Description of the New Capital Securities--Declaration Events of Default" and "--Voting Rights," the holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt Securities; provided, however, that no such modification shall without the consent of the holder of each Subordinated Debt Security so affected (i) extend the fixed maturity of any Subordinated Debt Security, or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of or interest on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of the Subordinated Debt Securities to institute suit for the payment thereof or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification.

     The Company and the Debt Trustee may enter into supplemental indentures, without the consent of any holder of the Subordinated Debt Securities: (i) to evidence the succession of another corporation to the Company and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to the Indenture; (ii) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the holders of the Subordinated Debt Securities and to make the occurrence, or the occurrence and continuance (including any or no grace periods), of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of remedies provided in the Indenture; (iii) to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture, including the qualification or maintenance of the qualification of the Indenture under the Trust Indenture Act; provided that any such action shall not adversely affect the interests of the holders of the Subordinated Debt Securities; (iv) to add to, delete from, or revise the terms of the Subordinated Debt Securities to provide for transfer procedures and restrictions substantially similar to those applicable to the Capital Securities (for purposes of assuring that no registration of the Subordinated Debt Securities is required under the Securities Act); (v) to evidence and provide for the acceptance of appointment under the Indenture by a successor Debt Trustee with respect to the Subordinated Debt Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Trust under the Indenture by more than one Debt Trustee, pursuant to the Indenture; (vi) to make any change that does not adversely affect the rights of any holder of any Subordinated Debt Security in any material respect; or (vii) to provide for the issuance, and establish the form and terms and conditions, of the Subordinated Debt Securities, to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or the Subordinated Debt Securities or to add to the rights of the holders of the Subordinated Debt Securities.

DISCHARGE

     The Indenture provides that when, among other things, all Subordinated Debt Securities not previously delivered to the Debt Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at the stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Debt Trustee, and the Company deposits or causes to be deposited with the Debt Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Subordinated Debt Securities not previously delivered to the Debt Trustee for cancellation, for the principal and interest to the date of the stated maturity or redemption date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

THE DEBT TRUSTEE

     The Company and certain of its affiliates maintain a banking relationship with the Debt Trustee and its affiliates.

BOOK-ENTRY ISSUANCE AND SETTLEMENT

     If distributed to holders of the Capital Securities of the Trust in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Subordinated Debt Securities will, with respect to such Capital Securities held in book-entry form, initially be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, the Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, the Subordinated Debt Securities in certificated form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in certificated form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing the Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor

Depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the Depositary or if such beneficial owner is not a Participant, on the procedures of the Participant through which such beneficial owner owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If the Subordinated Debt Securities are distributed to holders of the Capital Securities in liquidation of such holders' interests in the Trust, DTC will act as securities Depositary (the "Depositary") for the Subordinated Debt Securities issued by the Trust with respect to the Capital Securities held in book-entry form. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the New Capital Securities--Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, redemptions, notices and payments with respect to the Capital Securities would apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as the Depositary for the Global Securities.

     None of the Company, the Trust, the Institutional Trustee, the Debt Trustee, any paying agent and any other agent of the Company, the Trust, the Institutional Trustee or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for the Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A Global Security shall be exchangeable for the Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Indenture Event of Default. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for the Subordinated Debt Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

RESTRICTIONS ON TRANSFER

     The Subordinated Debt Securities will be issued and may be transferred only in blocks having an aggregate principal amount of not less that $100,000 (and integral multiples of $1,000 in excess thereof). Any such transfer of the Subordinated Debt Securities in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Subordinated Debt Securities for any purpose, including but not limited to the receipt of payments on such Subordinated Debt Securities, and such transferee shall be deemed to have no interest whatsoever in such Subordinated Debt Securities.

GOVERNING LAW

     The Indenture and the Subordinated Debt Securities are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

MISCELLANEOUS

     The Indenture provides that the Company will pay all fees and expenses related to (i) the offering and sale of the Trust Securities and the Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Issuer Trustees and Administrators and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Capital Securities.

     The Company has the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain liable for all of its obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. Except as otherwise provided in "--Limitation on Mergers and Sales of Assets," the Indenture provides that it may not otherwise be assigned by the parties thereto.

 EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

     As set forth in the Declaration, the exclusive purposes of the Trust are to issue and sell the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, to invest the proceeds from such issuance and sale in the Subordinated Debt Securities issued by the Company in accordance with the terms of such Trust Securities, to effect the Exchange Offer and to engage in certain other limited activities described herein.

     As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of the Subordinated Debt Securities will be equal to the aggregate liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) the Company shall pay all, and the Trust shall not be obligated to pay directly or indirectly any, costs, expenses, debts and other obligations of the Trust (other than with respect to such Trust Securities); and (iv) the Declaration further provides that the Issuer Trustees shall not take any action or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available to the Trust) and other payments due on the Capital Securities (to the extent funds therefor are available to the Trust) are guaranteed by the Company as described under "Description of the Guarantee." If the Company does not make interest payments on the Subordinated Debt Securities, it is expected that the Trust will not have sufficient funds to pay distributions on such Capital Securities. The Guarantee will not apply to any payment except to the extent that the Trust has funds available for the payment of such distributions. The Guarantee will cover the payment of distributions and other payments on such Capital Securities only if and to the extent that the Company has made payments of interest on or principal of the Subordinated Debt Securities held by the Trust as its sole assets. The Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis by the Company of amounts when due on such Capital Securities.

     If the Company fails to make interest or other payments on the Subordinated Debt Securities when due (after giving effect to any Extension Period), the Declaration provides a mechanism whereby the holders of the Capital Securities, using the procedures described herein under "Description of the New Capital Securities--Book-Entry Only Issuance--The Depository Trust Company" and "--Voting Rights," may direct the Institutional Trustee, to the fullest extent permitted by law to enforce its rights under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after a majority in liquidation amount of the Capital Securities have so directed the Institutional Trustee, a holder of record of the Capital Securities may to the fullest extent permitted by law institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceedings against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of or interest on the Subordinated Debt Securities on the respective dates such principal or interest is payable (or in the case of redemption, on

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

the redemption date), then a holder of record of the Capital Securities may institute a Direct Action for payment on or after the respective due dates specified in the Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of the Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of the Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing.

     Because the Company is a bank holding company, the Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     In the opinion of Arnold & Porter, Washington, D.C., in its capacity as special tax counsel to the Company ("Tax Counsel"), the discussion of United States federal income taxation which follows summarizes the principal material United States federal income tax consequences of the Exchange Offer and of the ownership and disposition of the New Capital Securities.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

     Except as otherwise stated, this summary deals only with the Old Capital Securities held as a capital asset by a holder who or which (i) purchased the Old Capital Securities upon original issuance at their original offering price and (ii) is a US Holder (as defined below). This summary does not address all the tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the Capital Securities as a position in a "straddle," as part of a "hedging," "conversion" or other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Capital Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Capital Securities, or (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Capital Securities.

     A "US Holder" is a holder of the Capital Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, (ii) a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States trustees have the authority to control all substantial decisions of the trust.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER AND OF THE OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES

UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF THE NEW CAPITAL SECURITIES-- REDEMPTION."

US HOLDERS

  CHARACTERIZATION OF THE TRUST

     In connection with the Exchange Offer, Tax Counsel has rendered its opinion that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Declaration (and other documents), and based on certain assumptions and qualifications referenced in such counsel's written opinion, the Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation for such purposes. Accordingly, for United States federal income tax purposes, each holder of the Capital Securities generally will be considered the owner of an undivided interest in the New Subordinated Debt Securities owned by the Trust, and each US Holder will be required to include all income or gain recognized for United States federal income tax purposes with respect to its allocable share of the New Subordinated Debt Securities on its own income tax return.

  THE EXCHANGE

     An exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer will not constitute a taxable event for federal income tax purposes. As a result, US Holders who exchange their Old Capital Securities for New Capital Securities should not recognize any income, gain or loss for federal income tax purposes with respect to such exchange. An exchanging US Holder will have the same adjusted basis and holding period in the New Capital Securities as it had in the Old Capital Securities immediately before the exchange.

  CHARACTERIZATION OF THE SUBORDINATED DEBT SECURITIES

     In connection with the Exchange Offer, Tax Counsel has rendered its opinion that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Indenture (and other documents), and based on certain assumptions and qualifications referenced in such counsel's written opinion, the New Subordinated Debt Securities will be characterized for United States federal income tax purposes as debt of the Company. The Company and the Trust have agreed to treat the New Subordinated Debt Securities as indebtedness for all United States federal income tax purposes.

  INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under the terms of the Subordinated Debt Securities, the Company has the option to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods, but not beyond the maturity of the Subordinated Debt Securities. Recently issued Treasury regulations under Section 1273 of the Code provide that debt instruments like the Subordinated Debt Securities will not be considered issued with OID by reason of the Company's option to defer payments of interest if the likelihood of deferral is "remote."

     The Company has concluded, and this discussion assumes, that, as of the date of original issue of the Old Subordinated Debt Securities, the likelihood of exercise of that option was "remote" within the meaning of the applicable regulations, in part because exercising that option would prevent the Company from declaring dividends on its stock and would prevent the Company from making any payments with respect to debt securities that rank pari passu with or junior to the Subordinated Debt Securities. Therefore, the Subordinated Debt Securities should not be treated as issued with OID by reason of the Company's deferral option. Moreover, the Company has determined that the Old Subordinated Debt Securities were not otherwise issued with OID. Consequently, stated interest on the Subordinated Debt Securities will generally be taxable to a US Holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these regulations may in the future be analyzed and interpreted by the Service in rulings or other published documents. Accordingly, it is possible that the Service could take a position contrary to the interpretation described herein.

     In the event the Company exercises its option to defer payments of interest, the New Subordinated Debt Securities would be treated as reissued for OID purposes and the sum of the remaining interest payments (and any de minimis
OID) on the New Subordinated Debt Securities would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the New Subordinated Debt Securities (including any period of interest deferral), without regard to the timing of payments under the New Subordinated Debt Securities. (Subsequent distributions of interest on the New Subordinated Debt Securities generally would not be taxable.) The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the New Subordinated Debt Securities in that period at the stated interest rate. Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a Capital Security prior to the record date for payment of distributions on the New Subordinated Debt Securities following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to that OID.

     If the Company's option to defer payments of interest were not treated as remote, the New Subordinated Debt Securities would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID) over the term of the Subordinated Debt Securities. That OID would generally be includible in a US Holder's taxable income, over the term of the Subordinated Debt Securities, on an economic accrual basis.

  CHARACTERIZATION OF INCOME

     Because the income underlying the Capital Securities will not be characterized as dividends for income tax purposes, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Capital Securities.

  MARKET DISCOUNT AND BOND PREMIUM

     Holders of the Capital Securities may be considered to have acquired their undivided interests in the Subordinated Debt Securities with market discount, premium or acquisition premium (as each phrase is defined for United States federal income tax purposes).

  RECEIPT OF SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

     Under certain circumstances described herein (See "Description of the New Capital Securities-- Liquidation Distribution Upon Dissolution"), the Company will have the right to distribute the New Subordinated Debt Securities to holders in exchange for the Capital Securities and in liquidation of the Trust. Except as discussed below, such a distribution would not be a taxable event for United States federal income tax purposes, and each US Holder would have an aggregate adjusted basis in its New Subordinated Debt Securities for United States federal income tax purposes equal to such holder's aggregate adjusted basis in its Capital Securities. For United States federal income tax purposes, a US Holder's holding period in the New Subordinated Debt Securities received in such a liquidation of the Trust would include the period during which the Capital Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Capital Securities for United States federal income tax purposes.

     Under certain circumstances described herein (see "Description of the New Capital Securities" and "Description of the Subordinated Debt Securities--Redemption"), the New Subordinated Debt Securities may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Such a redemption would be taxable for United States federal income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Capital Securities for cash. See "--Sales of Capital Securities" below.

  SALES OF CAPITAL SECURITIES

     A US Holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted basis in the Capital Securities and the amount realized on the sale of such Capital Securities. A US Holder's adjusted basis in the Capital Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such holder's gross income to the date of disposition, and decreased by payments received on the Capital Securities (other than any interest received with respect to the period prior to the effective date of the Company's first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     A holder who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the New Subordinated Debt Securities through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Capital Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Capital Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LAW CHANGES

     On February 6, 1997, President Clinton released his budget proposals for fiscal year 1998. The President's Proposal would generally deny corporate issuers a deduction for interest on certain debt obligations that have a maximum term in excess of 15 years and are not shown as indebtedness on the separate balance sheet of the issuer, or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. As originally drafted, the President's Proposal would be effective generally for instruments issued on or after the date of first Congressional committee action. Although it is not clear from the President's Proposal what constitutes Congressional "committee action," it appears that, as drafted, the President's Proposal would not apply retroactively to the Subordinated Debt Securities. However, if the President's Proposal (or similar legislation) is enacted with retroactive effect with respect to the Subordinated Debt Securities, the Company would not be entitled to an interest deduction with respect to the Subordinated Debt Securities.

     On June 9, 1997, House Ways and Means Committee Chairman Bill Archer released his draft proposed Revenue Reconciliation Act of 1997. The Chairman's Proposal would generally deny corporate issuers a deduction for interest on certain debt obligations that are payable in stock of the issuer or a related party. The Chairman's Proposal does not contain a provision substantially similar to the President's Proposal concerning disallowance of interest deductions on long term debt obligations not treated as indebtedness on the issuer's balance sheet. Accordingly, the Chairman's Proposal would not effect the Subordinated Debt Securities.

     There can be no assurance that the President's Proposal will not be enacted, and that, if enacted, it will not apply retroactively to the Subordinated Debt Securities or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the New Capital Securities--Redemption."

NON-US HOLDERS

     The following discussion applies to an Initial Holder who is not a US Holder (a "Non-US Holder").

     Payments to a holder of a Capital Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the Capital Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (i) the beneficial owner of the Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Trust or its agent with a copy thereof.

     As discussed above (see "--Proposed Tax Law Changes"), changes in legislation affecting the income tax consequences of the New Subordinated Debt Securities are possible, and could adversely affect the ability of the Company to deduct the interest payable on the New Subordinated Debt Securities. Moreover, any such legislation could adversely affect Non-US Holders by characterizing income derived from the New Subordinated Debt Securities as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.

     A Non-US Holder of a Capital Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Capital Security.

     A Non-US Holder which holds the Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the New Subordinated Debt Securities.

INFORMATION REPORTING

     In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the Capital Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the Capital Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding. See "--Backup Withholding." Taxable income on the Capital Securities for a calendar year should be reported to US Holders on Forms 1099 by the following January 31st.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the Service.

                                    *  *  *

     THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES. HOLDERS OF THE CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period of one year after the Expiration Date (subject to extension under certain limited circumstances described herein). See "The Exchange Offer--Resales of New Capital Securities." Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the date on which the Exchange Offer is consummated, the Company and the Trust will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and the Trust have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                          BENEFIT PLAN CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities (including Old and New Capital Securities). Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in such Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by the Company.

     Under another exception contained in the Plan Assets Regulation, if New Capital Securities received as a result of the Exchange Offer were to qualify as "publicly offered securities" under the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" by reason of a Plan's acquisition or holding of such securities. The New Capital Securities would qualify as "publicly offered securities" if, among other things, they are offered pursuant to an effective registration statement, are owned by 100 or more investors independent of the issuer and each other at the time of the offering, and are subsequently registered under the Exchange Act. It is expected that the 100 investor requirement will not be satisfied and that the New Capital Securities will not be registered under the Exchange Act.

     Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between the Company and the Trust (as represented by the Subordinated Debt Securities and the Guarantees) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Company and the Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or
(b) (i) it is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding, (ii) the Company and the Administrators are not "fiduciaries," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to its interest in the Capital Securities or the Subordinated Debt Securities, and (iii) in purchasing the Capital Securities it approves the purchase and holding of the Subordinated Debt Securities and the appointment and retention of the Issuer Trustees.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

     Governmental plans and certain church plans are not subject to ERISA and are also not subject to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental plans and church plans, in consultation with their advisers, should consider the impact of their respective state laws on investments in the Capital Securities, and the considerations discussed above, to the extent applicable.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Trust Securities will be passed upon for the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and the Company. Certain matters of New York and Tennessee law relating to the validity of the Subordinated Debt Securities, the Guarantee and related matters will be passed upon for the Company by Arnold &. Porter, Washington, D.C. and Charles Neale, Vice President and General Counsel of the Company. Certain United States federal income tax matters will be passed upon for the Company and the Trust by Arnold & Porter, Washington, D.C. As of June 13, 1997, Mr. Neale beneficially owned 80,000 shares of common stock of the Company and vested options to purchase an additional 18,000 shares of common stock of the Company.

                                    EXPERTS

     The consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein by reference and incorporated herein by reference in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The following summary is qualified in its entirety by reference to the complete text of the statute, Certificate of Incorporation, Bylaws, agreements and Declaration referred to below.

     Under Part 5 of Article 18 of the Tennessee Securities Act, a corporation may indemnify a director or officer of the corporation who is made a party to a proceeding against liability incurred in the proceeding if (1) he conducted himself in good faith and (2) he reasonably believed (a) that his conduct was in the best interest of the corporation in the case of conduct in his official capacity, (b) that his conduct was at least not opposed to the corporation's best interest in all other cases, and (c) he had no reasonable cause to believe his conduct was unlawful in the case of a criminal proceeding. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for unlawful distributions under the laws of Tennessee.

     The Company's Bylaws provide that the Company will indemnify any person who is made a party to a suit by or in the right of the Company by reason of the fact that he is or was an officer or director of the Company, against amounts paid in settlement and reasonable expenses incurred as a result of such suit or proceeding or any appeal therein to the extent permitted by, and in the manner provided by, Tennessee law. The Company will indemnify any person made, or threatened to be made, a party to a suit other than by or in the right of any corporation, by reason of the fact that he was an officer or director of the Company or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses incurred as a result of such suit or proceeding or any appeal therein, if such director or officer acted in good faith for a purpose he reasonably believed to be in the best interest of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that this conduct was unlawful, and to the extent permitted by, and in the manner provided by, Tennessee law.

     The Company maintains a directors and officers liability insurance policy. Such policy has a deductible of $150,000 and an annual per occurrence and aggregate cap on coverage of $20 million. In addition, the Company maintains a general liability insurance policy with an annual per occurrence and aggregate cap of $20 million.

     Under the Declaration, the Company shall indemnify, to the fullest extent permitted by law, each trustee and administrator of the Trust (and any affiliated party thereto) who was or is a party to any completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a trustee or administrator against expenses (including attorneys' fees and expenses), arising out of or in connection with the creation, operation or dissolution of the Trust or any act or omission performed or omitted by such person in good faith on behalf of the Trust and in a manner such person reasonably believed to be within the scope of authority conferred on such person by the Declaration, except that no such person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of negligence or willful misconduct with respect to such acts or omissions.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     An index of exhibits appears at page II-7, which is incorporated herein by reference.

ITEM 22.  UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, National Commerce Bancorporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-4 and has duly caused this to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, Tennessee, on June 13, 1997.

                                          NATIONAL COMMERCE BANCORPORATION

                                          By:      /s/ LEWIS E. HOLLAND
                                            ------------------------------------
                                                      Lewis E. Holland
                                                  Executive Vice President

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on June 13, 1997.

                  SIGNATURE                                          TITLE
---------------------------------------------     --------------------------------------------

             *THOMAS M. GARROTT                   Chairman of the Board, President, Chief
---------------------------------------------       Executive Officer and Director (Principal
              Thomas M. Garrott                     Executive Officer)
            /s/ LEWIS E. HOLLAND                  Executive Vice President, Treasurer and
---------------------------------------------       Chief Financial Officer (Principal
              Lewis E. Holland                      Financial Officer and Principal Accounting
                                                    Officer)

                                                                    Director
---------------------------------------------
            Frank G. Barton, Jr.

           *R. GRATTAN BROWN, JR.                                   Director
---------------------------------------------
            R. Grattan Brown, Jr.

           *BRUCE E. CAMPBELL, JR.                                  Director
---------------------------------------------
           Bruce E. Campbell, Jr.

            *JOHN D. CANALE, III                                    Director
---------------------------------------------
             John D. Canale, III

              *EDMOND D. CICALA                                     Director
---------------------------------------------
              Edmond D. Cicala

         *THOMAS C. FARNSWORTH, JR.                                 Director
---------------------------------------------
          Thomas C. Farnsworth, Jr.

                                                                    Director
---------------------------------------------
               R. Lee Jenkins

           *W. NEELY MALLORY, JR.                                   Director
---------------------------------------------
            W. Neely Mallory, Jr.

           *JAMES E. MCGEHEE, JR.                                   Director
---------------------------------------------
            James E. McGehee, Jr.

                  SIGNATURE                                          TITLE
---------------------------------------------     --------------------------------------------

           *HARRY J. PHILLIPS, SR.                                  Director
---------------------------------------------
           Harry J. Phillips, Sr.

              *RUDI E. SCHEIDT                                      Director
---------------------------------------------
               Rudi E. Scheidt

           *SIDNEY A. STEWART, JR.                                  Director
---------------------------------------------
           Sidney A. Stewart, Jr.

              *G. MARK THOMPSON                                     Director
---------------------------------------------
              G. Mark Thompson

                                          *By:      /s/ LEWIS E. HOLLAND
                                             -----------------------------------
                                                    Lewis E. Holland, as
                                                      Attorney-in-Fact

     Pursuant to the requirements of the Securities Act, National Commerce Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, Tennessee on June 13, 1997.

                                          NATIONAL COMMERCE CAPITAL TRUST I

                                          By:       /s/ LON M. MAGNESS
                                            ------------------------------------
                                            Name: Lon M. Magness
                                            Administrator

                                 EXHIBIT INDEX

EXHIBIT                                     DESCRIPTION                                     PAGE
-------    ------------------------------------------------------------------------------   ----

   3.1     Restated Charter of the Company, as amended and restated (incorporated by reference to the Company's Form 10-K for the year ended December 31, 1996,
           File No. 0-6094)..............................................................
   3.2     Bylaws of the Company, as amended (incorporated by reference to the Company's
           Form 10-K for the year ended December 31, 1995, File No. 0-6094)..............
   3.3     Certificate of Trust of the Trust, dated March 14, 1997, as filed with the
           Secretary of State of the State of Delaware...................................
   4.1     Indenture, dated as of March 27, 1997, between the Company and The Bank of New
           York, as Trustee..............................................................
   4.2     First Supplemental Indenture, dated March 27, 1997, between the Company and
           The Bank of New York, as Trustee..............................................
   4.3     Amended and Restated Declaration of Trust, dated as of March 27, 1997, among the Company, the Trust, The Bank of New York, as Institutional Trustee, The
           Bank of New York (Delaware), as Delaware Trustee, and the Administrators named therein.......................................................................
   4.4     Form of Guarantee Agreement entered into by the Company and The Bank of New
           York, as Guarantee Trustee, and registered under the Securities Act of 1933, as amended....................................................................
   4.5     Registration Rights Agreement, dated March 27, 1997 between the Trust, the
           Company and the Initial Purchasers named therein..............................
   5.1     Opinion of Arnold & Porter, as to the legality of the Subordinated Debt
           Securities and the Guarantee*.................................................
   5.2     Opinion of Charles Neale, Vice President and General Counsel of the Company,
           as to the legality of the Subordinated Debt Securities and the Guarantee*.....
   5.3     Opinion of Richards, Layton & Finger, special Delaware counsel, as to the legality of the Capital Securities*...........................................
   8.1     Opinion of Arnold & Porter, special tax counsel, as to certain federal income tax matters*..................................................................
  23.1     Consent of Ernst & Young LLP..................................................
  23.2     Consent of Arnold & Porter (to be included in Exhibit 5.1)....................
  23.3     Consent of Charles Neale (to be included in Exhibit 5.2)......................
  23.4     Consent of Richards, Layton & Finger (to be included in Exhibit 5.3)..........
  24.1     Powers of Attorney............................................................
  25.1     Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture...........................................................
  25.2     Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Declaration of Trust...........................
  25.3     Form T-1 Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of Capital Securities..........................
  99.1     Form of Letter of Transmittal.................................................
  99.2     Form of Notice of Guaranteed Delivery.........................................
  99.3     Form of Exchange Agent Agreement..............................................

---------------
* To be filed by amendment.